                      AMENDED AND RESTATED LEASE AGREEMENT

                                   [NW 1989 B]

         This AMENDED AND RESTATED LEASE AGREEMENT [NW 1989 B], dated as of June 3, 1996, between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (as defined in Section 1 hereof) (in such capacity, "LESSOR"), and NORTHWEST AIRLINES, INC., a corporation organized and existing pursuant to the laws of the State of Minnesota ("LESSEE");

                                   WITNESSETH:

         WHEREAS, Lessor and Lessee have entered into that certain Lease Agreement [NW 1989 B], dated as of March 15, 1989, as supplemented by Lease Supplement No. 1 [NW 1989 B], dated March 16, 1989 (the "ORIGINAL LEASE") which was recorded by the Federal Aviation Administration on March 16, 1989 and assigned Conveyance No. R40942;

         WHEREAS, Lessor and Lessee now desire to amend and restate the Original Lease in its entirety on the terms and conditions herein provided; and

         WHEREAS, Lessee and Lessor intend this Lease to constitute a lease agreement and not a security agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Lessor and Lessee agree as follows:

         SECTION 1. DEFINITIONS. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease Agreement [NW 1989 B] and shall be equally applicable to both the singular and the plural terms herein defined:

                  "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aircraft" means the Airframe to be delivered and leased under the Lease (or any airframe from time to time substituted for such Airframe pursuant to Section 10(a) of the Lease) together with the four Engines initially leased under the Lease (or any engine substituted for any of such Engines pursuant to the terms of the Lease), whether or not any of such initial or substituted gines may from time to time be installed on such initial or substituted Airframe or may be installed on any other airframe or on any other aircraft.

                  "Airframe" means: (i) the Boeing 747-451 aircraft (except Engines or engines from time to time installed thereon) specified in the initial Lease Supplement, which aircraft shall be leased by Lessor to Lessee hereunder and under such Lease Supplement, and any aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such aircraft (except Engines or engines from time to time installed thereon) pursuant to clause (ii) of the first paragraph of Section 10(a); and (ii) any and all Parts (A) so long as the same shall be incorporated or installed in or attached to such aircraft (except Engines or engines from time to time installed thereon), or (B) so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 after removal from such aircraft (except Engines or engines from time to time installed thereon); provided, however, that at such time as an aircraft (except Engines or engines from time to time installed thereon) shall be deemed part of the property leased hereunder in substitution for the Airframe pursuant to the applicable provisions hereof, the replaced Airframe shall cease to be an Airframe hereunder.

                  "Applicable Law" means all applicable laws, ordinances, treaties, judgments, decrees, injunctions, writs and orders of any court, arbitrator or governmental agency or authority and rules, regulations, orders, interpretations, directives, licenses and permits of any governmental body, instrumentality, agency or authority, including, in respect of the Airframe or any Engine, all directives of any applicable civil aviation authority.

                  "Applicable Rate" means, as of any date, the weighted average of the interest rates borne by the Secured Certificates then outstanding.

                  "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

                  "Base Rate" means the rate of interest announced from time to time by Chase Manhattan Bank, N.A., at its principal office in New York, New York as its "base rate" or its equivalent successor rate if the base rate is no longer used.

                  "Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(c) of the Lease Agreement as adjusted as provided in Section 3(d) of the Lease Agreement and, for any Renewal Term, Basic Rent determined pursuant to Section 19 of the Lease Agreement.

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                  "Basic Term" means the term for which the Aircraft is leased hereunder pursuant to Section 3(a) of the Lease Agreement commencing on the Commencement Date and ending on September 15, 2014.

                  "Bill of Sale" means a full warranty bill of sale covering the Aircraft, executed by Lessee in favor of the Owner Trustee, dated the Delivery Date, specifically referring to the Airframe and each Engine, which Bill of Sale and warranty shall contain, among other things, a statement that such Bill of Sale thereby conveys to the Owner Trustee good and marketable title to the Airframe and each Engine described in such Bill of Sale, free and clear of all liens, encumbrances and rights of others except Permitted Liens.

                  "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of New York, New York; Boston, Massachusetts; Salt Lake City, Utah; or Minneapolis, Minnesota.

                  "Certificate Holder" means Certificate Holder as defined in the Trust Indenture.

                  "Certificated Air Carrier" means a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

                  "Citizen of the United States" has the meaning specified in
         Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor.

                  "Civil Reserve Air Fleet Program" shall mean the Civil Reserve Air Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

                  "Closing" means the consummation of the refinancing operation contemplated by Section 1 of the Refunding Agreement.

                  "Closing Date" means the date on which the Closing shall occur.

                  "Code" means the Internal Revenue Code of 1986, as amended through the Delivery Date.

                  "Commencement Date" means September 15, 1989.

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                  "Consent and Agreement" means the Consent and Agreement [NW
         1989 B], dated as of March 15, 1989, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

                  "Delivery Date" means March 16, 1989.

                  "Dollars" and "$" means the lawful currency of the United States of America.

                  "Engine" means (i) each of four Pratt & Whitney Model PW4056 engines listed by manufacturer's serial number in the initial Lease Supplement, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; and (ii) any engine which may from time to time be substituted, pursuant to the terms hereof, for any of such four engines, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 after removal from such Engine; provided, however, that at such time as an engine shall be deemed part of the property leased hereunder in substitution for an Engine pursuant to the applicable provisions hereof, the replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

                  "Equipment Trust Agreement" means the Original Trust
         Indenture.

                  "Equipment Trust Trustee" means the Equipment Trust Trustee under the Original Trust Indenture, and any entity which may from time to time be acting as Equipment Trust Trustee under the Original Trust Indenture.

                  "Event of Default" has the meaning specified in Section 14 hereof.

                  "Event of Loss" with respect to the Aircraft, Airframe or any Engine means any of the following events with respect to such property:
         (i) the loss of such property or the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation or seizure of, or requisition of title to, or use of, such property by any governmental or purported governmental authority (other than a requisition for use by the United States Government or any other government of registry of the Aircraft, or any agency or instrumentality of any thereof) which in the case of any event referred to in this clause (iii) shall have resulted in the

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         loss of possession of such property by Lessee for a period in excess of
         180 consecutive days or on the last day of the Term, whichever first occurs; (iv) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or other governmental body of the government of registry of the Aircraft having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 180 consecutive days, unless Lessee, prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee or, if such prohibition is continuing, on the last day of the Term; (v) the requisition for use by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, which shall have occurred during the Basic Term (or any Renewal Term) and shall have continued for 30 days beyond the Term, provided, however, that no Event of Loss pursuant to this clause (v) shall exist if Lessor shall have furnished to Lessee the written notice specified in Section 10(d) hereof; and (vi) any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 7(b) hereof. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

                  "Excess Amount" for the Commencement Date means an amount equal to the amount determined by multiplying Lessor's Cost by the percentage set forth in Exhibit B hereto opposite the Commencement Date.

                  "Excluded Payments" shall have the meaning specified in the Trust Indenture.

                  "Expenses" has the meaning given in Section 7(c) of the Participation Agreement.

                  "FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the Federal Aviation Administration on the Delivery Date for the Aircraft, executed by Lessee in favor of the Owner Trustee and dated the Delivery Date.

                  "Federal Aviation Act" means that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

                  "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to their functions.

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                  "Foreign Air Carrier" means any air carrier which is not a
         U.S. Air Carrier and which performs maintenance, preventative maintenance and inspections for the Aircraft, Airframe and/or any Engine or engine to standards which are approved by, or which are substantially equivalent to those required by, the Federal Aviation Administration, the Civil Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic or the Luftfahrt Bundesamt of the Federal Republic of Germany.

                  "Guarantee" means the Guarantee [NW 1989 B], dated as of the Closing Date, made by the Guarantor, as such Guarantee may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

                  "Guarantor" means Northwest Airlines Corporation, a Delaware corporation.

                  "Indemnified Person" means (i) the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, (ii) the Indenture Trustee, (iii) the Owner Participant, (iv) the Trust Estate,
         (v) the Loan Participants and each other Certificate Holder, (vi) the Subordination Agent, (vii) the Liquidity Provider, (viii) the Pass Through Trustees, (ix) each Affiliate of the Persons described in clauses (i) through (iv), inclusive, (x) each Affiliate of the Persons described in clauses (vi), (vii) and (viii), (xi) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (viii), inclusive, (xii) the successors and permitted assigns of the Persons described in clauses
         (i) through (iv), inclusive, and (xiii) the successors and permitted assigns of the Persons described in clauses (v), (vi), (vii) and
         (viii); provided that the Persons described in clauses (v), (vi),
         (vii), (viii), (x) and (xiii) are Indemnified Persons only for purposes of Section 7(c) of the Participation Agreement.

                  "Indemnitee" has the meaning given in Section 7(b) of the Participation Agreement.

                  "Indenture Trustee" means the Indenture Trustee under the Trust Indenture, and any entity which may from time to time be acting as indenture trustee under the Trust Indenture.

                  "Indenture Trustee Documents" means the Participation Agreement and the Trust Indenture.

                  "Indenture Trustee's Liens" means any Lien which arises as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or

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
         willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 of the Participation Agreement pursuant to said
         Section 7, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, or a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

                  "Intercreditor Agreement" means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent.

                  "Interim Term" means the period commencing on the Delivery Date and ending on and including the day immediately preceding the Commencement Date unless earlier terminated in accordance with the provisions of the Lease.

                  "Lease", "this Lease Agreement", "this Lease", "this Agreement", "herein", "hereof", "hereunder", "hereby" or other like words mean this Amended and Restated Lease Agreement [NW 1989 B], as the same may from time to time be further supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms of the Trust Agreement, including one or more Lease Supplements entered into pursuant to the applicable provisions hereof.

                  "Lease Period" means each of the consecutive periods throughout the Basic Term and any Renewal Term and ending on a Lease Period Date, the first such period commencing on and including the Commencement Date.

                  "Lease Period Date" means March 15, 1990 and each succeeding September 15 and March 15 to and including March 15, 1996, July 2, 1996 and each succeeding January 2 and July 2 to and including July 2, 2014, September 15, 2014 and each succeeding March 15 and September 15, to and including the last such date in the Term.

                  "Lease Supplement" means a Lease Supplement, substantially in the form of Exhibit A hereto, entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of this Lease Agreement, and any subsequent Lease Supplement entered into in accordance with the terms hereof.

                  "Lessor Liens" means any Lien or disposition of title or interest affecting or in respect of the Aircraft, the Airframe, any Engine, this Lease or the Trust Estate arising as a result of (i) claims against Lessor, First Security Bank of

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
         Utah, National Association, in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of the Owner Participant, Lessor, or First Security Bank of Utah, National Association, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents, (iii) claims against the Owner Participant, Lessor, or First Security Bank of Utah, National Association, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or First Security Bank of Utah, National Association, in its individual capacity, pursuant to Section 7 of the Participation Agreement or (iv) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents other than the transfer of possession of the Aircraft by Lessor pursuant to this Agreement, the transfer pursuant to the Trust Indenture or a transfer of the Aircraft pursuant to Section 9, 10 or 19 hereof or pursuant to the exercise of the remedies set forth in Section 15 hereof or the succession by First Security Bank of Utah, National Association as trustee under the Trust Agreement; provided, however, that any Lien which is attributable solely to First Security Bank of Utah, National Association or the Owner Participant, as applicable, and would otherwise constitute a Lessor Lien under the Lease shall not constitute a Lessor Lien under the Lease so long as (1) the existence of such Lien poses no material risk of seizure of the Aircraft, (2) the existence of such Lien does not interfere in any way with the use or operation of the Aircraft by Lessee (or any Sublessee),
         (3) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (4) First Security Bank of Utah, National Association or the Owner Participant, as the case may be, is diligently contesting such Lien and (5) the existence of such Lien does not result in threatened or actual interruption in the payment of Rent assigned to the Indenture Trustee for the benefit of the Certificate Holders.

         "Lessor's Cost" for the Aircraft means $125,000,000.

         "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest.

         "Liquidity Facilities" means the three Revolving Credit Agreements between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

         "Liquidity Provider" means Westdeutsche Landesbank Girozentrale, acting through its New York branch, as Class A Liquidity Provider, Class B

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
         Liquidity Provider and Class C Liquidity Provider under the Liquidity Facilities, or any successor thereto.

                  "Loan Participant" means for any period prior to the Closing the Original Loan Participant and its successors and assigns, and from and after the Closing each Purchaser and its successors and registered assigns, including any Certificate Holder.

                  "Loan Participant Liens" means any Lien which arises from acts of or claims against any Certificate Holder not related to the transactions contemplated by the Operative Documents.

                  "Majority in Interest of Certificate Holders" has the meaning set forth in the Trust Indenture.

                  "Make-Whole Amount" has the meaning assigned to that term in the Trust Indenture.

                  "Manufacturer" means The Boeing Company, a Delaware corporation.

                  "Manufacturer's Bill of Sale" means the bills of sale for the Aircraft on AC Form 8050-2 or such other form as may be then approved by the Federal Aviation Administration for the Aircraft, one executed by the Manufacturer in favor of Boeing Sales Corporation, a subsidiary of the Manufacturer, and one executed by Boeing Sales Corporation in favor of Lessee.

                  "Net Economic Return" means the Owner Participant's net after-tax yield and aggregate after-tax cash flow utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Values and Termination Values as of the Delivery Date.

                  "Net Present Value of Rents" means the net present value, as of the Commencement Date, of Basic Rent set forth in Exhibit B hereto, discounted at an annual interest rate of 10.50% on a semi-annual basis.

                  "Operative Documents" and "Operative Document" means each of the Participation Agreement, the Lease, the documents referred to in
         Section 4(a)(v) of the Participation Agreement (including any amendments, modifications or supplements thereto), the Refunding Agreement, the Trust Indenture, the Guarantee and the Secured Certificates.

                  "Original Loan Participant" means [_______________], a banking institution organized under the laws of the [____________].


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                  "Original Trust Indenture" means the Equipment Trust Agreement
         [NW 1989 B], dated as of March 15, 1989, among the Owner Trustee,
         Lessee and Meridian Trust Company, as supplemented by Equipment Trust Agreement and Trust Agreement Supplement No. 1 [NW 1989 B], dated March 16, 1989, and as amended by First Amendment to Equipment Trust
         Agreement [NW 1989 B], dated as of December 19, 1991, and as further amended, modified and supplemented prior to the Closing Date.

                  "Owner Participant" means the [________________] and any person to which such corporation transfers all or any portion of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted by
         Section 8.01 of the Trust Agreement and Section 8 of the Participation Agreement.

                  "Owner Trustee" means the entity executing the Participation Agreement as Owner Trustee and any entity appointed as successor Owner Trustee pursuant to Section 9.01 of the Trust Agreement, and references to a predecessor Owner Trustee in its individual capacity by name in the Operative Documents shall include such successor Owner Trustee in its individual capacity from and after such succession.

                  "Owner Trustee Documents" means the Participation Agreement, the Trust Agreement, the Trust Supplement covering the Aircraft, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement Assignment, the Trust Indenture and the Secured Certificates.

                  "Owner Trustee's Bill of Sale" means a bill of sale for the Aircraft from the Owner Trustee to the Equipment Trust Trustee.

                  "Owner Trustee's Bills of Sale" means, collectively, the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale for the Aircraft.

                  "Owner Trustee's FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the Federal Aviation Administration on the Delivery Date for the Aircraft, executed by the Owner Trustee in favor of the Equipment Trust Trustee and dated the Delivery Date.

                  "Participation Agreement" means that certain Participation Agreement [NW 1989 B], dated as of March 15, 1989, among Lessee, the Equipment Trust Trustee, the Initial Owner Participant, the Original Loan Participant and Lessor, as such Participation Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.


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                  "Parts" means all appliances, parts, instruments,
         appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by Lessee from a third party (other than Lessor) title to which is not required to be vested in Lessor pursuant to Section 8 hereof, and (c) cargo containers) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with Section 8 after removal therefrom.

                  "Pass Through Certificates" means the pass through certificates to be issued by the Pass Through Trustee in connection with the Refinancing Transaction.

                  "Pass Through Trust Agreement" means the pass through trust agreement and each of the four separate pass through trust supplements referred to on Schedule I to the Refunding Agreement to be entered into by and among Lessee, the Guarantor, and each Pass Through Trustee in connection with the Refinancing Transaction.

                  "Pass Through Trustee" means State Street Bank and Trust Company, a Massachusetts trust company in its capacity as trustee under each Pass Through Trust Agreement, and each other person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

                  "Past Due Rate" means (i) with respect to the portion of any payment of Rent that may be required by the Trust Indenture to be paid by the Indenture Trustee to the Loan Participants, or the holders of any outstanding Secured Certificates, the "Past Due Rate" as defined in the Trust Indenture and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Trust Indenture), a rate per annum equal to 1% over the Base Rate.

                  "Permitted Lien" means any Lien referred to in clauses (i) through (vii) of Section 6 hereof.

                  "Permitted Sublessee" means any entity listed in Exhibit E hereto and such other entities to which Lessor shall consent, such consent not to be unreasonably withheld.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Potential Default" means any event which is or after notice or passage of time, or both, would be an Event of Default pursuant to
         Section 14(a), (b), (e), (f) or (g) hereof.


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
                  "Purchase Agreement" means the Purchase Agreement No. 1267, dated December 13, 1985, between the Manufacturer and Lessee relating to the purchase by Lessee of the Aircraft, as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

                  "Purchase Agreement Assignment" means the Purchase Agreement Assignment [NW 1989 B], dated as of March 15, 1989, between Lessee and Lessor, as the same may be amended, supplemented or modified from time to time, with a form of Consent and Agreement to be executed by the Manufacturer attached thereto.

                  "Purchasers" means the Pass Through Trustees under each Pass Through Trust Agreement.

                  "Refinancing Certificate" means a certificate of an authorized representative of the Owner Participant delivered pursuant to Section 17(a)(1) of the Participation Agreement, setting forth, among other things, the Refinancing Date, the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, and the proposed revised schedules of Excess Amount, Basic Rent, Stipulated Loss Value and Termination Value percentages, and the proposed Amortization Schedules.

                  "Refinancing Date" means the proposed date on which the outstanding Series BB Certificates will be redeemed and refinanced pursuant to Section 17 of the Participation Agreement.

                  "Refinancing Expenses" means the costs, fees, commissions and other expenses payable as set forth in Section 11(a) of the Refunding Agreement.

                  "Refinancing Secured Certificates" means the Secured Certificates to be issued by Lessor to the Purchasers pursuant to the Trust Indenture and the Refunding Agreement on the Closing Date.

                  "Refinancing Transaction" means a refinancing transaction pursuant to Section 17 of the Participation Agreement involving, among other things, (i) the redemption of the Series BB Certificates issued on March 16, 1989 and the concurrent issuance and sale of the Refinancing Secured Certificates to the Pass Through Trustees (or their designee) and (ii) the issuance and sale of the Pass Through Certificates by the Pass Through Trustees.

                  "Refunding Agreement" means that certain Refunding Agreement [NW 1989 B], dated as of June 3, 1996, among Lessor, Lessee, the Guarantor, the Owner Participant, the Purchasers, the Indenture Trustee and the Subordination Agent, as the same may from time to time be supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms thereof.

                  "Renewal Term" shall mean any Fixed Renewal Term or Fair Market Renewal Term as those terms are defined in Section 19(a) hereof.

                  "Rent" means Basic Rent and Supplemental Rent, collectively.

                  "Secured Certificates" has the meaning assigned to that term in the Trust Indenture.

                  "Series BB Certificate" means any certificate issued by the Equipment Trust Trustee under the Original Trust Indenture, substantially in the form of Exhibit A annexed thereto.

                  "Stipulated Loss Value" with respect to the Aircraft as of any date through and including September 15, 2014, means, but subject always to the provisions of Section 3(d)(v), the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date with respect to which the amount is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(d) hereof and in Section 8 of the Tax Indemnity Agreement). "Stipulated Loss Value" as of any date after September 15, 2014 shall be the amount determined as provided in
         Section 19(a) of the Lease Agreement.

                  "Stipulated Loss Value Date" means (a) during the Interim Term, during the Basic Term through the Closing Date and during any Renewal Term, the fifteenth calendar day of each calendar month, and
         (b) during the Basic Term after the Closing Date, the second calendar day of each calendar month.

                  "Sublease" means any sublease permitted by the terms of
         Section 7(b)(x) hereof.

                  "Sublessee" means any person for so long, but only so long, as such person is in possession of the Airframe and/or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to Section 7(b)(x) hereof.

                  "Subordination Agent" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

                  "Subsidiary" means a Person controlled by another Person.

                  "Supplemental Rent" means, without duplication, (a) all amounts, liabilities, indemnities and obligations (other than Basic
         Rent) which Lessee
         assumes or agrees to pay under any Operative Document to or on behalf of Lessor or any other Person, (b) amounts payable by Lessor pursuant to clause (b) of the third paragraph of Section 2.02 of the Trust Indenture, (c) Lessor's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, and (d) Lessor's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, "Lessor's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Secured Certificates and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in the Intercreditor Agreement).

                  "Tax Indemnity Agreement" means that certain Tax Indemnity Agreement [NW 1989 B], dated as of March 15, 1989, between the Initial Owner Participant and Lessee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

                  "Taxes" mean any and all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise, franchise, capital, doing business and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any and all penalties, fines, additions to tax and interest thereon (each, individually a "Tax").

                  "Term" means the Interim Term, Basic Term and, if actually entered into, any Renewal Term.

                  "Termination Date" means (a) during the Interim Term, during the Basic Term through the Closing Date and during any Renewal Term, the fifteenth day of each calendar month, and (b) during the Basic Term after the Closing Date, the second calendar day of each calendar month.

                  "Termination Value" with respect to the Aircraft as of any date through and including September 15, 2014, means, but subject always to the provisions of Section 3(d)(v) hereof, the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit D hereto opposite the Termination Date with respect to which the amount is determined (as such Exhibit D of the Lease Agreement may be adjusted from time to time as provided in Section 3(d) hereof and in
         Section 8 of the Tax Indemnity Agreement).

                  "Transaction Expenses" means: (i) the reasonable and actual fees, expenses and disbursements of (1) Messrs. Whitman & Ransom, special counsel for the Equipment Trust Trustee, and Stevens & Lee, Pennsylvania counsel for the Equipment Trust Trustee, (2) Messrs. Csaplar & Bok, counsel for the Owner Trustee under the Trust Agreement, such information to be furnished by the Owner Trustee, (3) Messrs. Shearman & Sterling, special counsel to the Original Loan Participant, such information to be furnished by the Original Loan Participant, and
         (4) Messrs. Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, such information to be furnished by Lessee, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, such information to be furnished by Lessee, (iii) the initial fee and reasonable and actual disbursements of the Owner Trustee under the Trust Agreement, such information to be furnished by the Owner Trustee, (iv) the initial fee and reasonable and actual disbursements of the Equipment Trust Trustee under the Original Trust Indenture, such information to be furnished by the Equipment Trust Trustee, (v) the fee of Avmark Inc. (or of such other appraiser as shall be acceptable to Lessee and the Owner Participant) with respect to the appraisal of the Aircraft pursuant to
         Section 4(a)(xx) of the Participation Agreement, such information to be furnished by the Initial Owner Participant, and (vi) the reasonable and actual fees, expenses and disbursements of Messrs. Luce, Forward, Hamilton & Scripps, special counsel to the Initial Owner Participant and Imperial Corporation of America, in connection with the preparation, execution and delivery of the Operative Documents and the closings of the transactions contemplated thereby in an aggregate amount not to exceed $190,000, such information to be furnished by the Initial Owner Participant.

                  "Trust Agreement" means that certain Trust Agreement [NW 1989 B], dated as of March 15, 1989, between the Initial Owner Participant and The First National Bank of Boston, in its individual capacity, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof, including, without limitation, the Instrument of Transfer, Removal, Appointment, Assumption and Acceptance, dated May, 1996, pursuant to which First Security Bank of Utah, National Association, succeeded The First National Bank of Boston as Owner Trustee thereunder and supplementation thereof by one or more Trust Supplements entered into pursuant to the applicable provisions thereof.

                  "Trust Estate" means the Trust Estate as that term is defined in the Trust Agreement.

                  "Trust Indenture" or "Indenture" means that certain Trust Indenture and Security Agreement [NW 1989 B], dated as of the date hereof, between Lessor and the Indenture Trustee, as originally executed or as modified, amended or supplemented in accordance with the provisions thereof.

                  "Trust Indenture Estate" has the meaning assigned to that term in the Trust Indenture.

                  "Trust Supplement" means a supplement to the Trust Agreement and the Trust Indenture, substantially in the form of Exhibit A to the Trust Indenture.

                  "U.S. Air Carrier" means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Federal Aviation Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

                  "Wet Lease" means any arrangement whereby the Lessee (or any Sublessee) agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Lessee (or any Sublessee) possessing all current certificates and licenses that would be required under the Federal Aviation Act or, if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry, for the performance by such employees of similar functions within the United States of America or such other jurisdiction of registry (it is understood that cabin attendants need not be regular employees of Lessee (or any Sublessee)) and (ii) shall be maintained by Lessee (or any Sublessee) in accordance with its normal maintenance practices.

         SECTION 2. ACCEPTANCE AND LEASE. Lessor hereby confirms that, pursuant to the Original Lease, Lessor (through its authorized representatives) accepted delivery of, and simultaneously leased to Lessee under the Original Lease, the Aircraft on the Delivery Date. Lessee hereby confirms that, pursuant to the Original Lease, Lessee (through its authorized representatives) accepted delivery of, and simultaneously leased from Lessor under the Original Lease, the Aircraft on the Delivery Date. Lessor and Lessee hereby confirm to each other that such acceptance of delivery of, and such leasing of, the Aircraft under the Original Lease and the continued leasing of the Aircraft under this Lease on the terms and conditions herein stated, shall continue to constitute irrevocable acceptance by Lessee of the Aircraft for all purposes of this Lease notwithstanding the amendment and restatement of this Lease as contemplated hereby.

         SECTION 3. TERM AND RENT. (a) Interim Term and Basic Term. The Interim Term shall commence on the Delivery Date and end on and include the day immediately preceding the Commencement Date unless earlier terminated pursuant to the provisions hereof. The Basic Term shall commence on the Commencement Date and end on September 15, 2014, or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

         (b) [Intentionally Omitted].

         (c) Basic Rent. Lessee shall pay Basic Rent with respect to each Lease Period during the Basic Term on each Lease Period Date during the Basic Term, in installments in the amounts as provided in the next sentence. Each such installment of Basic Rent shall be equal to Lessor's Cost multiplied by the percentage for the applicable Lease Period Date specified in Exhibit B hereto and shall accrue with respect to the period specified in Exhibit B. In addition, Lessee shall pay Basic Rent on the Closing Date in an amount equal to Lessor's Cost multiplied by the percentage specified in Exhibit B hereto for the Closing Date.

         (d) Adjustments to Rent.

                  (i) In the event of a refinancing or a refunding as contemplated by Section 17 of the Participation Agreement, then the Basic Rent percentages set forth in Exhibit B and Stipulated Loss Value percentages set forth in Exhibit C and the Termination Value percentages set forth in Exhibit D shall be recalculated (upwards or downwards) by the Owner Participant as contemplated by such Section to
         (1) maintain the Owner Participant's Net Economic Return and (2) minimize the Net Present Value of Rents to Lessee and minimize the Stipulated Loss Value and Termination Value percentages to the extent possible consistent with clause (1).

                  (ii) In the event that (A) the Closing Date occurs other than on June 12, 1996, or (B) Refinancing Expenses paid by Lessor pursuant to Section 11(a) of the Refunding Agreement are determined to be less than 1.0049% of Lessor's Cost or (C) except for the application of
         Section 467 of the Code or any regulations thereunder, there shall have occurred on or after the date of the execution and delivery of the Refunding Agreement and on or prior to the Closing Date a change in any Applicable Law of, or relating to, Taxes which causes the transactions contemplated or effected by the Refunding Agreement to have adverse tax consequences to the Owner Participant or any of its Affiliates which would not have occurred but for such transactions, then in each case the Basic Rent percentages set forth in Exhibit B and Stipulated Loss Value percentages set forth in Exhibit C and the Termination Value percentages set forth in Exhibit D shall be recalculated by the Owner Participant, on or prior to October 1, 1996 using the same methods and assumptions used to calculate original Basic Rent and Stipulated Loss Value and Termination Value percentages, in order to: (1) maintain the Owner Participant's Net Economic Return and (2) minimize the Net Present Value of Rents to Lessee and minimize the Stipulated Loss Value and Termination Value percentages to the extent possible consistent with clause (1). In such recalculation there will be no change in the amortization of the Secured Certificates.

                  (iii) [Reserved]

                  (iv) Any recalculation of Basic Rent, Excess Amount and Stipulated Loss Value and Termination Value percentages pursuant to this Section 3(d) shall be determined by the Owner Participant and shall be subject to the verification procedures set forth in Exhibit F hereto. Such recalculated Basic Rent, Excess Amount and Stipulated Loss Value and Termination Value percentages shall be set forth in a Lease Supplement or an amendment to this Lease.

                  (v) Anything contained in the Participation Agreement or this Lease or any other Operative Document to the contrary notwithstanding, each installment of Basic Rent payable hereunder, whether or not adjusted in accordance with this Section 3(d), shall, together with the amount of the Excess Amount in respect of the date on which such installment is payable, and each payment of Termination Value and Stipulated Loss Value, whether or not adjusted in accordance with this
         Section 3(d), shall together with all other amounts payable simultaneously therewith by Lessee pursuant to this Lease (excluding Excluded Payments (as defined in the Trust Indenture)), in each case be under any circumstances and in any event in an amount at least sufficient to pay in full, on the date on which such amount of Rent is due, any payments then required to be made on account of the principal of and interest on the Secured Certificates. It is agreed that no installment of Basic Rent or payment of Termination Value or Stipulated Loss Value or amount calculated by reference thereto shall be increased or adjusted by reason of (i) any attachment or diversion of Rent on account of (A) Lessor Liens or (B) any other Lien on or against the Trust Estate, any part thereof or the Operative Documents arising as a result of claims against the Indenture Trustee not related to the transactions contemplated by the Operative Documents, (ii) any modification of the payment terms of the Secured Certificates made without the prior written consent of Lessee or (iii) the acceleration of any Secured Certificate or Secured Certificates due to the occurrence of an "Event of Default" (as defined in the Trust Indenture) which does not constitute an Event of Default hereunder.

                  (vi) All adjustments to Basic Rent under this Section 3(d) shall cause Basic Rent from the date of such adjustment (a) to be consistent with the requirements of Revenue Procedure 75-21, 1975-1 C.B. 715 and Revenue Procedure 75-28, 1975-1 C.B. 752, both as in effect and as interpreted on the Delivery Date, and (b) to be consistent with Section 467 of the Code, but only to the extent such Code section is complied with as of the Delivery Date; provided, however, that for purposes of determining whether Section 467 is complied with as of the Delivery Date, if the structure of the Rent on the Delivery Date (the "INITIAL RENT STRUCTURE") is in compliance with
         Section 467 or any Treasury Regulations promulgated thereunder (or any successor provisions) on the Delivery Date as a result of any "grandfather" provision, transitional rule or for any other reason, then the Initial Rent Structure shall be deemed to be in compliance with Section 467 as of the Delivery Date.

         However, in the event the Initial Rent Structure is not in compliance with Section 467 as of the Delivery Date such that the Owner Participant is required to include into income a "constant rental amount", any subsequent adjustment in Basic Rent shall be in compliance with Section 467 and will provide the Owner Participant with such reduced Net Economic Return that was obtained taking into account such constant rental amount, provided that notwithstanding the foregoing, any adjustment pursuant to Section 3(d)(ii)(C) shall take into account such change in Applicable Law of, or relating to, Taxes and shall maintain the Owner Participant's Net Economic Return as if such change did not occur.

         (e) Supplemental Rent. Lessee shall pay (or cause to be paid) promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent with respect to Stipulated Loss Value or Termination Value as the same shall become due and owing and all other amounts of Supplemental Rent within five days after demand or within such other relevant period as may be provided in any Operative Document, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay as Supplemental Rent the Make-Whole Amount, if any, due pursuant to Section 2.10(b) or Section 2.11 of the Trust Indenture in connection with a prepayment of the Secured Certificates upon redemption of such Secured Certificates in accordance with such Section 2.10(b) or Section 2.11. Lessee also will pay to Lessor, or to whomsoever shall be entitled thereto, as Supplemental Rent, on demand, to the extent permitted by applicable law, interest at the Past Due Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid.

         (f) Payments in General. All payments of Rent shall be made directly by Lessee (whether or not any Sublease shall be in effect) in Dollars by wire transfer of immediately available funds prior to 10:30 A.M., New York time, on the due date thereof, to Lessor at its account at First Security Bank of Utah, National Association, 79 South Main Street, Salt Lake City, Utah 84111, ABA No. 124-0000-12, Account No. 051-0922115, Attention: Corporate Trust Department, Credit Northwest/NW 1989 B (or such other account of Lessor in the continental United States as Lessor shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due); provided that so long as the Trust Indenture shall not have been fully discharged, Lessor hereby irrevocably directs and Lessee agrees, that, unless the Indenture Trustee shall otherwise direct, all Rent payable to Lessor and assigned to the Indenture Trustee pursuant to the Trust Indenture shall be paid prior to 10:30 A.M., New York time on the due date thereof in funds of the type specified in this Section 3(f) directly to the Indenture Trustee at its account at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, ABA No. 011-00-0028, Account No. 9903-943-0, Attention: Corporate Trust Department,
Reference: Northwest/NW 1989 B (or such other account of the Indenture Trustee in the continental United States as the Indenture Trustee shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due). All payments of Supplemental Rent owing to the Indenture Trustee or to a Loan Participant or any other Certificate Holder pursuant to the Participation Agreement shall be made in Dollars in immediately available funds prior to 10:30 A.M., New York time, on the due date thereof at the office of the Indenture Trustee or at such other office of such other financial institution located in the continental United States as the party entitled thereto may so direct at least 10 Business Days prior to the due date thereof. All payments of Supplemental Rent payable to the Owner Participant, to the extent that such amounts constitute Excluded Payments (as defined in the Trust Indenture), shall be made in Dollars in immediately available funds prior to 10:30 A.M., New York time, on the due date thereof, to the account of the Owner Participant specified in Schedule I to the Participation Agreement (or to such other account as may be specified in writing by the Owner Participant from time to time).

         Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date.

         SECTION 4. LESSOR'S REPRESENTATIONS AND WARRANTIES. NEITHER LESSOR, THE INDENTURE TRUSTEE NOR THE OWNER PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR ANY PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that First Security Bank of Utah, National Association, in its individual capacity, (i) represents and warrants that on the Delivery Date, Lessor shall have received whatever title to the Aircraft as was conveyed to it by Lessee,
(ii) represents and warrants that as of the Closing Date the Aircraft shall be free of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to it,
(iii) covenants that it will not, through its own actions or inactions, interfere in Lessee's quiet enjoyment of the Aircraft during the Term, (iv) agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to the Airframe or any Engine or any portion of the Trust Estate and (v) represents and warrants that it is a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement and agrees that if at any time it shall cease to be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any material adverse effect on the Owner Participant, the Certificate Holders or Lessee), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. Lessor covenants that during the Term (so long as this Lease shall not have been declared in default pursuant to Section 15 hereof) it will not, through its own actions or inactions interfere in the quiet enjoyment of the Aircraft by Lessee or any Sublessee and agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to the Airframe or any Engine.

         SECTION 5. RETURN OF THE AIRCRAFT. (a) Condition Upon Return. Unless purchased by Lessee pursuant to Section 9(b) or Section 19 hereof, upon the termination of this Lease at the end of the Basic Term or any Renewal Term or pursuant to Section 9(c) or Section 15 hereof, Lessee, at its own expense, will return the Airframe to Lessor at a major airport in one of the forty-eight contiguous states of the United States chosen by Lessee, and Lessee will give Lessor ten days prior written notice of the place of such return; provided, however, that if Lessor shall have made the request for storage pursuant to
Section 5(d) hereof, Lessee shall return the Airframe to Lessor at the location of such storage. At the time of such return, (i) Lessee will, unless otherwise requested by Lessor at least 90 days prior to the return hereunder, cause the Aircraft, if it is not then so registered, to be registered under the laws of the United States with the Federal Aviation Administration in the name of the Lessor or its designee, provided that Lessee shall be relieved of its obligations under this sentence if such registration is prohibited by reason of the failure of the Owner Trustee or its designee to be eligible on such date to own an aircraft registered with the Federal Aviation Administration, and (ii) the Airframe will be fully equipped with the Engines, or other Pratt & Whitney PW4056 engines (or four other engines of the same make and model or four engines of the same or another manufacturer of equivalent utility, fair market value, and remaining useful life, and suitable for installation and use on the Airframe without impairing the fair market value, utility or remaining useful life of the Aircraft) duly installed thereon. Also, at the time of such return, such Airframe and Engines or engines (i) shall be certified (or, if not then registered under the Federal Aviation Act, shall be eligible for certification) as an airworthy aircraft by the Federal Aviation Administration, (ii) shall be free and clear of all Liens (other than Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens, and Indenture Trustee's Liens) and rights of third parties under pooling, interchange, overhaul, repair or other similar agreements or arrangements, (iii) shall be in passenger configuration and in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, or, in the case of any such engines owned by Lessee, shall have a fair market value, utility and remaining useful life at least equal to, and shall be in as good operating condition as required by the terms hereof with respect to Engines constituting part of the Aircraft but not then installed on the Airframe, (iv) in the event that Lessee (or any Sublessee then in possession of the Aircraft) shall not then be using a continuous maintenance program with respect to the Airframe, Lessee agrees that during the period of operation of the Aircraft immediately prior to such return (A) Lessee or such Sublessee, as the case may be, shall have been using a block overhaul program with respect to the Airframe which shall have been approved by all necessary governmental approvals of the country under the laws of which the Aircraft shall then have been registered and (B) the Airframe shall have remaining until the next scheduled block overhaul at least 25% of the allowable hours between block overhauls permitted under the block overhaul program then used by Lessee or such Sublessee, (v) in the event that Lessee (or any Sublessee then in possession of the Aircraft) during the period of operation of the Aircraft immediately prior to such return shall not have been using an on-condition maintenance program with respect to the Engines or engines, Lessee agrees that the average number of hours or cycles of operation (whichever shall be applicable under the maintenance program then in use with respect to such Engines or engines) on such Engines or engines remaining until the next scheduled engine refurbishment shall be at least 25% of the hours or cycles (whichever shall be applicable) between engine refurbishment allowed under the maintenance program then in use with respect to such Engines or engines, and (vi) have all Lessee's and any Sublessee's exterior markings removed or painted over and the areas where such markings were removed or painted over refurbished as necessary to blend with adjacent areas. In the event the Federal Aviation Administration shall issue any directive which would require improvement to the Aircraft in order for the airworthiness certificate of the Aircraft to be maintained in good standing, Lessee shall not apply for an extension of the date of compliance with the directive as to the Aircraft to a date after the date of return of the Aircraft pursuant to this Section 5, unless it shall previously or concurrently have applied for such an extension with respect to all Boeing 747-400 aircraft in its fleet affected by such directive.

         If clause (iv) of the first paragraph of this Section 5(a) shall be applicable but the Airframe does not meet the conditions specified in said clause (iv), Lessee shall pay or cause to be paid to Lessor a Dollar amount computed by multiplying (i) 120% of the direct cost to Lessee (based upon the direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing an airframe block overhaul of the type referred to in such clause (iv) by (ii) a fraction of which (x) the numerator shall be the excess of 25% of hours of operation allowable between such block overhauls over the actual number of hours of operation remaining on the Airframe to the next such block overhaul and (y) the denominator shall be the number of hours of operation allowable between such block overhauls in accordance with such block overhaul program.

         If clause (v) of the first paragraph of this Section 5(a) shall be applicable but the Engines or engines do not meet the conditions specified in said clause (v), Lessee shall pay with respect to each Engine or engine or cause to be paid to Lessor as Dollar amount computed by multiplying (i) 120% of the direct cost to Lessee (based upon the direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing for an engine of the same model as the Engines the scheduled engine refurbishment under the maintenance program then used by Lessee or any Sublessee for engines of the same model as the Engines by (ii) a fraction of which (x) the numerator shall be the excess of 25% of the hours or cycles of operation (whichever is applicable) between engine refurbishment allowable under the maintenance program then in use with respect to such Engines or engines over the actual average number of hours or cycles of operation on such Engines or engines remaining until the next such scheduled engine refurbishment and (y) the denominator shall be the number of hours or cycles allowable between such scheduled engine refurbishment.

         During the last 6 months of the Term (unless Lessee shall have elected to purchase the Aircraft or renew this Lease in accordance with the terms of this Lease), with reasonable notice, Lessee will cooperate, and cause any Sublessee to cooperate, in all reasonable respects with the efforts of Lessor to sell or lease the Aircraft, including, without limitation, permitting prospective purchasers or lessees to inspect fully the Aircraft and the records relating thereto, provided that such cooperation shall not interfere with the normal operation of the Aircraft by Lessee or any Sublessee.

         (b) Return of the Engines. In the event that any engine not owned by Lessor shall be delivered with the returned Airframe as set forth in paragraph
(a) of this Section 5, Lessee, concurrently with such delivery, will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and substance satisfactory to Lessor (together with an opinion of counsel in form and substance reasonably satisfactory to Lessor to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens, and Indenture Trustee's Liens), against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not installed on the Airframe at the time of the return of the Airframe.

         (c) Fuel; Manuals. Upon the return of the Airframe upon any termination of this Lease referred to in paragraph (a) of this Section 5, (i) Lessor shall pay Lessee, as compensation for any fuel or oil contained in the fuel or oil tanks of such Airframe, the value of such fuel or oil as calculated by reference to the then current market price of fuel or oil, as the case may be, and (ii) Lessee shall deliver or cause to be delivered to Lessor all logs, manuals and data and inspection, modification and overhaul records required to be maintained with respect thereto under applicable rules and regulations of each country under the laws of which the Aircraft has been registered during the period of operation thereof.

         (d) Storage Upon Return. If, at least 30 days prior to termination of this Lease at the end of the Basic Term or any Renewal Term or pursuant to
Section 9(c), Lessee receives from Lessor a written request for storage of the Aircraft upon its return hereunder, Lessee will provide Lessor, or cause Lessor to be provided, with free parking facilities for the Aircraft (maintenance costs and other out-of-pocket costs other than parking fees and Lessee's corporate overhead to be for the account of Lessor) for a period not exceeding thirty days commencing on the date of such termination, at a location in one of the forty-eight contiguous states of the United States selected by Lessee and used as a location for the parking or storage of aircraft. Not less than fifteen days prior to the end of such thirty day period, Lessor may request, and Lessee shall provide, parking facilities for an additional sixty day period. During such sixty day period, all costs relating thereto, including, without limitation, maintenance costs and other out-of-pocket expenses and parking fees (but excluding Lessee's corporate overhead) shall be for the account of Lessor. Lessee will maintain insurance for the Aircraft during such period not exceeding thirty days or additional sixty days, as applicable, and be reimbursed by Lessor for the premiums thereon.

         SECTION 6. LIENS. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or in this Lease, except (i) the respective rights of Lessor as owner of the Aircraft and Lessee as herein provided, the Lien of the Trust Indenture, and any other rights existing pursuant to the Operative Documents, (ii) the rights of others under agreements or arrangements to the extent permitted by the terms of Sections 7(b) and 8(b) hereof, (iii) Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens), Loan Participant Liens and Indenture Trustee's Liens, (iv) Liens for taxes of Lessee (or any Sublessee) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of Lessee's (or, if a Sublease is then in effect, the Sublessee's) business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (vi) Liens arising out of any judgment or award against Lessee (or any Sublessee), unless the judgment secured shall not, within 30 days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 30 days after the expiration of such stay, and (vii) any other Lien with respect to which Lessee (or any Sublessee) shall have provided a bond or other security adequate in the reasonable opinion of Lessor. Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

         SECTION 7. REGISTRATION, MAINTENANCE AND OPERATION; POSSESSION AND SUBLEASES; INSIGNIA. (a) (I) Registration and Maintenance. Lessee, at its own cost and expense, shall (or shall cause any Sublessee to): (i) cause the Aircraft to continue to be duly registered in the name of Lessor under the Federal Aviation Act, and, subject to the second paragraph of this Section 7(a) and Section 8(f) of the Participation Agreement, to remain duly registered in the name of Lessor under the Federal Aviation Act, provided that Lessor shall execute and deliver all such documents as Lessee (or any Sublessee) may reasonably request for the purpose of effecting and continuing such registration, and shall not register the Aircraft or permit the Aircraft to be registered under any other laws at any time except as provided in Section 8(f) of the Participation Agreement and shall cause the Trust Indenture to be duly recorded and maintained of record as a security interest on the Aircraft; (ii) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) the Aircraft so as to keep the Aircraft in as good operating condition as when originally delivered by Manufacturer to Lessee, ordinary wear and tear excepted, and so as to keep the Aircraft in such condition as may be necessary to enable the applicable airworthiness certification for the

Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations) under the Federal Aviation Act, except when all Boeing 747-400 aircraft powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding and registered in the United States have been grounded by the Federal Aviation Administration other than as a result of actions taken or omitted to be taken by Lessee (or, if a Sublease is then in effect, any Sublessee) (although such certification need actually be maintained only during such periods as the Aircraft is registered under such Act), or the applicable laws of any other jurisdiction in which the Aircraft may then be registered from time to time in accordance with Section 8(f) of the Participation Agreement, utilizing, except during any period that a Sublease is in effect, the same manner of maintenance, service, repair or overhaul used by Lessee with respect to similar aircraft owned or operated by Lessee and utilizing, during any period that a Sublease is in effect, the same manner of maintenance, service, repair or overhaul used by the Sublessee with respect to similar aircraft operated by the Sublessee; (iii) maintain or cause to be maintained all records, logs and other materials required to be maintained in respect of the Aircraft by the Federal Aviation Administration or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered; and (iv) promptly furnish or cause to be furnished to Lessor such information as may be required to enable Lessor to file any reports required to be filed by Lessor with any governmental authority because of Lessor's ownership of the Aircraft. (II) Operation. Lessee will not maintain, use, service, repair, overhaul or operate the Aircraft (or permit any Sublessee to maintain, use, service, repair, overhaul or operate the Aircraft) in violation of any law or any rule, regulation, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except to the extent Lessee (or, if a Sublease is then in effect, any Sublessee), after providing written notice to Lessor, is contesting in good faith the validity or application of any such law, rule, regulation or order in any reasonable manner which does not materially adversely affect Lessor. Lessee will not operate the Aircraft, or permit any Sublessee to operate the Aircraft, in any area excluded from coverage by any insurance required by the terms of Section 11; provided, however, that the failure of Lessee to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder where such failure is attributable to causes beyond the reasonable control of Lessee (or, if a Sublease is then in effect, the Sublessee) or to extraordinary circumstances involving an isolated occurrence or series of incidents not in the ordinary course of the regular operations of Lessee (or, if a Sublease is then in effect, the Sublessee).

         At any time on or after the fifth anniversary of the Delivery Date, Lessor, upon compliance with all of the terms of Section 8(f) of the Participation Agreement, shall, at the request and sole expense of Lessee, cooperate with Lessee to take all actions required to change the registration of the Aircraft to another country.

         (b) Possession and Subleases. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed in any airframe other than the Airframe; provided that so long as no Potential Default or Event of

Default shall have occurred and be continuing at the time of such sublease, delivery, transfer or relinquishment of possession or installation, and so long as the action to be taken shall not deprive the Indenture Trustee of the Lien of the Trust Indenture on the Airframe or (subject to the further proviso (B) to clause (i) of this Section 7(b)) any Engine, and so long as Lessee (or any Sublessee) shall comply with the provisions of Sections 7(a) and 11 hereof, Lessee may, without the prior written consent of Lessor:

                                    (i) subject the Airframe and the Engines or
                  engines then installed thereon to normal interchange agreements or any Engine to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by Lessee (or any Sublessee) in the ordinary course of its business; provided, that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe, (B) if Lessor's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall (or shall cause Sublessee to) comply with Section 10(b) hereof in respect thereof, and (C) any interchange agreement to which the Airframe may be subject shall be with a U.S. Air Carrier or a Foreign Air Carrier;

                                    (ii) deliver possession of the Airframe or
                  any Engine to the manufacturer thereof (or for delivery thereto) or to any organization (or for delivery thereto) for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any part of any thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of
                  Section 8(c) hereof;

                                    (iii) install an Engine on an airframe owned
                  by Lessee (or any Sublessee) free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements which would be permitted under clause (i) above, provided that Lessor's title to such Engine shall not be divested as a result thereof and (C) mortgage liens or other security interests, provided, that (as regards this clause (C)) such mortgage liens or other security interests effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

                                    (iv) install an Engine on an airframe leased
                  to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by subparagraph (iii) of this paragraph (b) and

                  (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

                                    (v) install an Engine on an airframe owned
                  by Lessee (or any Sublessee), leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional aisle or other security agreement under circumstances where neither subparagraph (iii) nor subparagraph (iv) of this paragraph (b) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall (or shall cause any Sublessee to) comply with Section 10(b) hereof in respect thereof, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with such Section 10(b);

                                    (vi) to the extent permitted by Section 8(b)
                  hereof, subject any appliances, Parts or other equipment owned by Lessor and removed from the Airframe or any Engine to any pooling arrangement referred to in Section 8(b) hereof;

                                    (vii) subject (or permit any Sublessee to
                  subject) the Airframe or any Engine to the Civil Reserve Air Fleet Program and transfer (or permit any Sublessee to transfer) possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program, so long as Lessee (or any Sublessee) shall (A) promptly notify Lessor upon subjecting the Airframe or any Engine to the Civil Reserve Air Fleet Program in any contract year and provide Lessor with the name and address of the Contracting Office Representative for the Air Mobility Command of the United States Air Force to whom notice must be given pursuant to
                  Section 15 hereof, and (B) promptly notify Lessor upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to such program;

                                    (viii) enter into a Wet Lease for the
                  Airframe and Engines or engines then installed thereon with any third party;

                                    (ix) transfer possession of the Airframe or
                  any Engine to the United States of America or any instrumentality or agency thereof pursuant to a contract, a copy of which shall be provided to Lessor; or

                                    (x) so long as the term of any sublease does
                  not extend beyond the Term and so long as the Sublessee is not subject to a proceeding or final order under bankruptcy, insolvency or reorganization laws on the date the sublease is entered into, Lessee may, at any time, enter into any sublease with (1) a U.S. Air Carrier, (2) any person approved in writing by Lessor, which approval shall not be unreasonably withheld or (3) after the fifth anniversary of the Delivery Date, with any Permitted Sublessee; provided, however, that no sublease entered into pursuant to this clause (x) shall extend beyond the date which is one year prior to the expiration of the Basic Term or any Renewal Term then in effect unless the Owner Participant shall have previously approved in writing the maintenance procedures of the Sublessee or Lessee shall have irrevocably committed to purchase the Aircraft, or (if permitted by the terms hereof) extend the Term of this Lease by a period of at least one year from the end of the proposed sublease.

                  The rights of any Sublessee or other transferee who receives possession by reason of a transfer permitted by this paragraph (b) (other than the transfer of an Engine which is deemed an Event of Loss) shall be effectively subject and subordinate to, and any Sublease permitted by this paragraph (b) which has a term of more than three months, shall be effectively and expressly subject and subordinate to, all the terms of this Lease and to the security interest provided in the Trust Indenture, including, without limitation, the covenants contained in Section 7(a) hereof and Lessor's rights to repossession pursuant to Section 15 hereof and to avoid such Sublease upon such repossession, and Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such Sublease or transfer had not occurred, and the terms of any such Sublease shall not permit any Sublessee to further sublease the Aircraft or to take any action not permitted to be taken by Lessee in this Lease with respect to the Aircraft. No pooling agreement, sublease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or constitute a waiver of Lessor's rights or remedies hereunder. Lessor agrees, for the benefit of Lessee (and any Sublessee) and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine) owned by Lessee (or any Sublessee), any lessor of any engine (other than an Engine) leased to Lessee (or any Sublessee) and any conditional vendor of any engine (other than an Engine) purchased by lessee (or any Sublessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that neither Lessor nor its successors or assigns will acquire or claim, as against Lessee (or any Sublessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe; provided, however, that such agreement of Lessor shall not be for the benefit of any lessor or secured party of any airframe (other than the Airframe) leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in an airframe owned by Lessee (or any Sublessee), unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against Lessor, any right, title or interest in an Engine as a result of such Engine being installed on such airframe. Lessee shall provide to the Owner Participant written notice of any Sublease hereunder which has a term of more than three months (such notice to be given prior to entering into such Sublease, if practicable, but in any event promptly after entering into any such Sublease).

                  (c) Insignia(c) Insignia. On or prior to the Closing Date, or as soon thereafter as practicable, Lessee agrees to affix and maintain (or cause to be affixed and maintained) in the cockpit of the Airframe adjacent to the airworthiness certificate therein and on each Engine a nameplate bearing the inscription:

                                   Leased From

                  First Security Bank of Utah, National Association, as Owner Trustee

                                Owner and Lessor

and, for so long as the Airframe and each Engine shall be subject to any security interest as provided in the Trust Indenture, bearing the following additional inscription:

                                  Mortgaged To

                      State Street Bank and Trust Company,
                              as Indenture Trustee

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Indenture Trustee, in each case as permitted under the Operative Documents). Except as above provided, Lessee will not allow the name of any person, association or corporation to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided, that nothing herein contained shall prohibit Lessee (or any Sublessee) from placing its customary colors and insignia on the Airframe or any Engine.

                  SECTION 8. Replacement and Pooling of Parts; Alterations, Modifications and Additions. (a) Replacement of Par(a) Replacement of Parts. Lessee, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in paragraph (c) of this Section 8. In addition, Lessee (or any Sublessee) may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided, that Lessee (or any Sublessee), except as otherwise provided in paragraph (c) of this Section 8, will, at its own cost and expense, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and pooling arrangements to the extent permitted by paragraph (b) of this
Section 8 and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a fair market value, utility and remaining useful life at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or such Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act (subject only to Permitted Liens and any pooling arrangement to the extent permitted by paragraph (b) of this Section 8 and except in the case of replacement property temporarily installed on an emergency basis), (i) title to such replacement Part shall thereupon vest in Lessor, (ii) such replacement Part shall become subject to this Lease and be deemed part of the Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine, and
(iii) title to the replaced Part shall thereupon vest in Lessee (or, if a Sublease is then in effect, any Sublessee), free and clear of all rights of Lessor, and shall no longer be deemed a Part hereunder.

                  (b) Pooling of Parts. Any Part removed from the Airframe or any Engine as provided in paragraph (a) of this Section 8 may be subjected by Lessee (or any Sublessee) to a normal pooling arrangement customary in the airline industry of which Lessee (or, if a Sublease is then in effect, any Sublessee) is a part entered into in the ordinary course of Lessee's (or any Sublessee's) business; provided, that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with such paragraph (a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with such paragraph (a) may be owned by any third party subject to such a normal pooling arrangement, provided, that Lessee (or any Sublessee), at its expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in Lessor in accordance with such paragraph (a) by Lessee (or any Sublessee) acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens other than Permitted Liens or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or Engine a further replacement Part owned by Lessee (or any Sublessee) free and clear of all Liens other than Permitted Liens and by causing title to such further replacement Part to vest in Lessor in accordance with such paragraph (a).

                  (c) Alterations, Modifications and Additions. Lessee, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required from time to time to meet the applicable standards of the Federal Aviation Administration or any applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered as permitted by Section 8(f) of the Participation Agreement; provided, however, that Lessee (or, if a Sublease is then in effect, any Sublessee) may, in good faith, after providing written notice to Lessor, contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not adversely affect Lessor; and provided, further, that Lessee's failure to make (or cause to be made) any such alterations or modifications shall not constitute noncompliance with the requirements of this paragraph (c) of this Section 8 or a breach of Lessee's undertaking hereunder for so long a period as may be necessary to remedy such failure, if such failure can be remedied, so long as during such period Lessee (or any Sublessee) is using due diligence and best efforts to remedy such failure. In addition, Lessee (or any Sublessee), at its own expense, may from time to time add further parts or accessories and make such alterations and modifications in and additions to the Airframe or any Engine as Lessee (or any Sublessee) may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which Lessee (or any Sublessee) deems in its reasonable judgment to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, "OBSOLETE PARTS"); provided that no such alteration, modification, addition or removal shall materially decrease the fair market value, utility or remaining useful life of the Airframe or such Engine, or materially impair the condition or impair the airworthiness thereof, below the fair market value, utility, remaining useful life, condition or airworthiness thereof immediately prior to such alteration, modification, addition or removal assuming the Airframe or such Engine was then of the fair market value, utility and remaining useful life and in the condition and airworthiness required to be maintained by the terms of this Lease, except that the fair market value (but not the utility, condition, airworthiness or remaining useful life) of the Airframe or any Engine may be reduced from time to time by the value of Obsolete Parts which shall have been removed so long as the aggregate original cost of all Obsolete Parts which shall have been removed and not replaced shall not exceed $600,000. Title to all Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except those parts which Lessee has leased from others and which also qualify for removal in accordance with the next sentence) shall, without further act, vest in Lessor. Notwithstanding the foregoing sentence, Lessee (or any Sublessee) may, at any time during the Term, so long as no Event of Default shall have occurred and be continuing, remove or suffer to be removed any Part, provided that such Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7 hereof or the first sentence of this paragraph (c) and (iii) can be removed from the Airframe or such Engine without materially diminishing or impairing the fair market value, utility, condition, airworthiness or remaining useful life which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal by Lessee (or Sublessee) of any Part as provided above, title thereto shall, without further act, vest in Lessee (or any Sublessee, as the case may be) and such Part shall no longer be deemed the property of Lessor or part of the Airframe or Engine from which it was removed. Any Part not removed by Lessee (or any Sublessee) as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.

                  SECTION 9. VOLUNTARY TERMINATION. (a) Termination Event. So long as no Event of Default shall have occurred and be continuing, Lessee shall have the right to elect to terminate this Lease on any Lease Period Date occurring on or after the fifth anniversary of the Delivery Date. Lessee may exercise this option either by (i) purchasing the Aircraft pursuant to paragraph
(b) of this Section 9 or (ii) causing the Aircraft to be sold pursuant to paragraph (c) of this Section 9; provided, however, that Lessee may give no more than one

Termination Notice with respect to a sale pursuant to paragraph (c) of this
Section 9 during each two year period during the Term. Lessee shall give to Lessor and, if any Secured Certificates are then outstanding, the Indenture Trustee, at least ninety days' advance written notice of Lessee's intention so to terminate this Lease (any such notice, a "TERMINATION NOTICE") specifying the Lease Period Date on which Lessee intends to terminate this Lease (such specified date, a "TERMINATION DATE") and whether Lessee intends to exercise its option to purchase under Section 9(b) or its option to sell under Section 9(c); provided, however, that Lessee shall have the right to revoke such Termination Notice by written notice to Lessor and, if any Secured Certificates are then outstanding, the Indenture Trustee, not less than 20 days prior to the Termination Date, in which case this Lease shall continue in full force and effect.

                  (b) Option to Purchase. On any Termination Date (except if the Termination Date is during the last twelve months of the Lease Term), Lessee may, but shall not be required to, purchase the Aircraft at a purchase price equal to the greater of (i) its Termination Value on the Termination Date, or
(ii) its "fair market sales value" on the Termination Date determined in accordance with Section l9(c) hereof, together with a payment of the other amounts referred to in this Section 9(b). In such event, Lessor shall, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens), sell the Aircraft to Lessee on the Termination Date and, in the case of clause (1) below, exercise such rights as it has to cause the Aircraft to be released from the Lien of the Trust Indenture in exchange for, at Lessee's option, either (1) the payment in cash in Dollars in funds of the type specified in Section 3(f) hereof of an amount equal to the sum of (A) all unpaid Basic Rent with respect to the Aircraft due prior to such Termination Date and, if such Basic Rent is payable in arrears on such Termination Date as indicated on Exhibit B, on such Termination Date, and all unpaid Supplemental Rent due on or prior to such Termination Date, including, without limitation, the Make-Whole Amount, if any, due on the Secured Certificates, plus (B) all reasonable expenses incurred by Lessor and the Owner Participant in connection with such sale except those incurred and payable by Lessor as a result of an appraisal conducted pursuant to Section l9(c) hereof, plus (C) the greater of
(x) the Termination Value for the Aircraft, computed as of the Termination Date and (y) the fair market sales value of the Aircraft on the Termination Date, determined in accordance with Section l9(c) hereof or (2) (A) the assumption by Lessee, pursuant to Section 8(x) of the Participation Agreement and Section 2.13 of the Trust Indenture, of all of the obligations of Lessor under the Trust Indenture, (B) the payment in cash in Dollars in funds of the type specified in
Section 3(f) hereof of an amount equal to the sum of (X) all unpaid Basic Rent with respect to the Aircraft due prior to such Termination Date and, if such Basic Rent is payable in arrears on such Termination Date as indicated on Exhibit B, on such Termination Date, and all unpaid Supplemental Rent due on or prior to such Termination Date plus (Y) all reasonable expenses incurred by Lessor and the Owner Participant in connection with such sale except those incurred and payable by Lessor as a result of an appraisal conducted pursuant to Section l9(c) hereof plus (Z) the excess of the greater of (I) Termination Value for the Aircraft, computed as of the Termination Date and (II) the fair market sales value of the Aircraft on the Termination Date, determined in accordance with Section l9(c) hereof over the sum of all amounts of principal and accrued but unpaid interest with respect to the Secured Certificates assumed by Lessee pursuant to Section 8(x) of the Participation Agreement and Section 2.13 of the Trust Indenture. Upon payment in full of the amounts required to be paid and the performance of all acts required to be performed by Lessee pursuant to the preceding sentence, (i) the obligation of Lessee to pay Basic Rent hereunder with respect to the Aircraft for any period commencing on or after the Termination Date shall terminate and (ii) the Lease shall terminate on the Termination Date.

                  (c) Optional Sale of the Aircraft. In the event that Lessee shall not elect to purchase the Aircraft pursuant to Section 9(b), then during the period from the giving of the notice referred to in Section 9(a) until the proposed Termination Date, Lessee, as agent for Lessor and at no expense to Lessor, shall use its best efforts to obtain bids in the worldwide market for the purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five Business Days after receipt thereof and at least ten Business Days prior to the proposed Termination Date, certify to Lessor in writing the amount and terms of such bid, and the name and address of the party or parties (who shall not be Lessee or any person, firm or corporation affiliated with Lessee but who may be the Owner Participant, any Affiliate thereof or any person contacted by the Owner Participant) submitting such bid. After Lessee shall have certified to Lessor all bids received, the Owner Participant, any Affiliate thereof or any person contacted by the Owner Participant may submit a further bid or bids to Lessee not later than five Business Days prior to the Termination Date proposed by Lessee. Subject to the next succeeding sentence, on or before the Termination Date, subject to the release of the mortgage and security interest with respect to the Aircraft under the Trust Indenture: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered, to the bidder(s), if any, which shall have submitted the highest bid therefor at least ten (or, in the case of the Owner Participant, any Affiliate thereof, or person contacted by the Owner Participant, five) Business Days prior to such Termination Date, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to Section 5, and shall duly transfer to Lessor title to any engines not owned by Lessor, all in accordance with the terms of Section 5, (2) Lessor shall comply with the terms of the Trust Indenture and exercise such rights as it has to cause the Aircraft to be released from the Lien thereof and shall, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens), subject to prior or concurrent payment by Lessee of all amounts due under clause (3) of this sentence, sell the Aircraft for cash in Dollars to such bidder(s), the total selling price realized at such sale to be retained by Lessor, and (3) Lessee shall simultaneously pay or cause to be paid to Lessor in funds of the type specified in Section 3(f) hereof, an amount equal to the sum of (u) all unpaid Basic Rent with respect to the Aircraft due prior to the Termination Date and, if such Basic Rent is payable in arrears on such Termination Date as indicated on Exhibit B, on such Termination Date, and all unpaid Supplemental Rent due on or prior to such Termination Date, including, without limitation, the Make-Whole Amount, if any, due on the Secured Certificates, plus (v) the excess, if any, of (A) the Termination Value for the Aircraft, computed as of the Termination Date, over
(B) the sale price of the Aircraft sold by Lessor after deducting the reasonable expenses incurred by Lessor and the Owner Participant in connection with such sale, and, upon such payment, Lessor simultaneously will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may, if Lessee has not elected to purchase the Aircraft pursuant to Section 9(b), elect to retain title to the Aircraft. If Lessor so elects, Lessor shall give to Lessee written notice of such election at least five Business Days prior to the Termination Date accompanied by an irrevocable undertaking by the Owner Participant to make available to Lessor for payment to the Indenture Trustee on the Termination Date the amount required to pay in full the unpaid principal amount of the Secured Certificates outstanding on the Termination Date plus interest accrued thereon through such date together with all other amounts due thereunder as a result of the payment thereof, including Make-Whole Amount, if any, due on the Secured Certificates if the same is not otherwise paid. Upon receipt of notice of such an election by Lessor and the accompanying undertaking by the Owner Participant, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessor shall pay in funds of the type specified in Section 3(f) in full the unpaid principal amount of the Secured Certificates outstanding on the Termination Date plus interest accrued thereon through such date together with all other amounts due thereunder as a result of payments thereof, including Make-Whole Amount, if any, due on the Secured Certificates and, provided that the Secured Certificates are paid as aforesaid, Lessee shall deliver the Airframe and Engines or engines to Lessor in accordance with Section 5 and shall pay all Basic Rent due prior to the Termination Date and, if such Basic Rent is payable in arrears on such Termination Date as indicated on Exhibit B, on such Termination Date, and all unpaid Supplemental Rent due on or prior to such Termination Date. If no sale shall have occurred on the Termination Date or Lessor has not made the payment contemplated by the preceding sentence and thereby caused this Lease to terminate, this Lease shall continue in full force and effect as to the Aircraft, Lessee shall pay the reasonable costs and expenses incurred by the Owner Participant and Lessor, if any, in connection with preparation for such sale (unless such failure to terminate this Lease is a consequence of the failure of Lessor or the Owner Participant without due cause to make, or cause to be made, the payment referred to in the immediately preceding sentence) and Lessee may give one or more additional Termination Notices. In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall cease to accrue and this Lease shall terminate. Lessor may, but shall be under no duty to, solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer (in accordance with the foregoing provisions) to the purchaser named in the highest bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft and to exercise such rights as it has to cause the Aircraft to be released from the Lien of the Trust Indenture, against receipt of the payments provided herein.

                  (d) Termination as to Engines. So long as no Event of Default shall have occurred and be continuing, Lessee shall have the right at its option at any time during the Term, on at least 30 days' prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an

Event of Loss had occurred with respect to such Engine, and Lessor shall transfer title to the replaced Engine as provided in Section 5(b).

                  SECTION 10. LOSS, DESTRUCTION, REQUISITION, ETC. (a) Event of Loss with Respect to the Aircraft (a) Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall forthwith (and in any event, within fifteen days after such occurrence) give Lessor and, if any Secured Certificates are then outstanding, the Indenture Trustee written notice of such Event of Loss, and within 45 days after such Event of Loss Lessee shall give Lessor and, if any Secured Certificates are then outstanding, the Indenture Trustee written notice of its election to perform one of the following options (it being agreed that if Lessee shall not have given such notice of such election within such period Lessee shall be deemed to have elected the option set forth in clause (i) below). Not later than the earlier of
(x) the Business Day next succeeding the 120th day following the occurrence of such Event of Loss or (y) an earlier Business Day irrevocably specified fifteen days in advance by notice from Lessee to Lessor and the Indenture Trustee, Lessee shall:

                                    (i) pay or cause to be paid to Lessor in
                  funds of the type specified in Section 3(f) hereof, the sum of
                  (A) Stipulated Loss Value of the Aircraft computed as of the Stipulated Loss Value Date occurring on or immediately following the date of such Event of Loss plus (B) interest on such Stipulated Loss Value at the Applicable Rate then in effect under the Secured Certificates from and including such Stipulated Loss Value Date to, but not including, the date of any advance payment in respect of Stipulated Loss Value as provided below, and thereafter on the unpaid balance of such Stipulated Loss Value from the date of such advance payment to, but excluding, the date such Stipulated Loss Value is paid in full; provided, however, that if the Commencement Date or a Lease Period Date shall occur on or after the Stipulated Loss Value Date with respect to which Stipulated Loss Value is determined but prior to the date of such payment of the sum of the amounts specified in clauses (A) and (B) above, Lessee shall pay on the Commencement Date or such Lease Period Date an amount equal to the Basic Rent that would have been due on the Commencement Date or such Lease Period Date if such Event of Loss had not occurred, which amount shall be credited as an advance against the amounts payable pursuant to clauses (A) and (B) above, or

                                    (ii) elect to substitute an aircraft or an
                  airframe or an airframe and one or more engines.

                  At such time as Lessor shall have received the sum of the amounts specified in clauses (A) and (B) of subparagraph (i) above, together with all other amounts that then may be due hereunder (including, without limitation, all Basic Rent due before the date of such payment and all Supplemental Rent due on or before such date), under the Participation Agreement and under the Tax Indemnity Agreement, (1) the obligation of Lessee to pay the installments of Basic Rent, Supplemental Rent, Stipulated Loss Value, Termination Value or any other amount shall cease to accrue, (2) this Lease shall terminate, (3) Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens), all Lessor's right, title and interest in and to the Airframe and any Engines subject to such Event of Loss, as well as any Engines not subject to such Event of Loss, furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee (or any Sublessee), evidencing such transfer, and exercise such rights as it has to cause such Airframe and Engines to be released from the Lien of the Trust Indenture, and (4) Lessee will be subrogated to all claims of Lessor, if any, against third parties (except under any policies of insurance maintained by Lessor or the Owner Participant), for damage to or loss of the Airframe and any Engines which were subject to such Event of Loss to the extent of the then insured value of the Aircraft.

                  In the event Lessee shall elect to substitute an aircraft (or an airframe or an airframe and one or more engines, as the case may be) Lessee shall, not later than the later to occur of (i) the Business Day next succeeding the 120th day following the occurrence of such Event of Loss and (ii) the Lease Period Date next succeeding the occurrence of such Event of Loss, (A) convey or cause to be conveyed to Lessor and to be leased by Lessee hereunder, an aircraft of the same make and model (or an airframe or an airframe and one or more engines which, together with the Engines constituting a part of the Aircraft but not installed thereon at the time of such Event of Loss constitute the Aircraft) free and clear of all Liens (other than Permitted Liens) and having a fair market value, utility and remaining useful life at least equal to, and being in as good operating condition as, the Aircraft subject to such Event of Loss (assuming that the Aircraft had been maintained in accordance with this Lease); provided that any aircraft, airframe or engine so substituted hereunder shall be of the same or an improved model as those initially leased hereunder and (B) prior to or at the time of any such substitution, Lessee (or any Sublessee), at its own expense, will (1) furnish Lessor with a full warranty bill of sale and a Federal Aviation Administration bill of sale, in form and substance satisfactory to Lessor, evidencing such transfer of title, (2) cause a Lease Supplement and a Trust Supplement to be duly executed by Lessee and filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered as permitted by Section 8(f) of the Participation Agreement, (3) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 with respect to such substituted property as Lessor may reasonably request, (4) provide the documentation required to be provided by it pursuant to Section 5.06 of the Trust Indenture, and Lessor simultaneously will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest, if any, in and to the Aircraft or the Airframe and one or more Engines, as the case may be, with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee (or any Sublessee), evidencing such transfer, (5) provide the Owner Participant with an opinion of counsel to Lessee (who shall be reasonably satisfactory to the Owner Participant) as to the tax consequences of such substitution, (6) furnish Lessor with an opinion of counsel (which shall be Cadwalader, Wickersham & Taft and, if not, other counsel chosen by Lessee and reasonably acceptable to Lessor) reasonably satisfactory to Lessor to the effect that Lessor and the Indenture Trustee as assignee of Lessor will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the substitute aircraft, provided that such opinion need not be delivered to the extent that immediately prior to such substitution the benefits of Section 1110 of the U.S. Bankruptcy Code were not, solely by reason of a change in law or governmental interpretation thereof, available to Lessor and, so long as any Secured Certificates are outstanding, the Indenture Trustee as assignee of Lessor's rights under the Lease with respect to the Aircraft, and (7) Lessee will be subrogated to all claims of Lessor, if any, against third parties (except under any insurance policies maintained by Lessor or the Owner Participant) for damage to or loss of the Airframe and any Engine which were subject to such Event of Loss to the extent of the then insured value of the Aircraft. For all purposes hereof, the property so substituted shall after such transfer be deemed part of the property leased hereunder and shall be deemed an "Aircraft", "Airframe" and "Engine", as the case may be, as defined herein. No Event of Loss with respect to the Airframe or the Airframe and the Engines or engines then installed thereon for which substitution has been elected pursuant to Section 10(a)(ii) hereof shall result in any reduction in Basic Rent.

                  (b) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice thereof and shall, within sixty days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to another Pratt & Whitney PW 4056 engine (or engine of the same or another manufacturer of the same, an equivalent or an improved model and suitable for installation and use on the Airframe without impairing the value or utility of the Aircraft) free and clear of all Liens (other than Permitted Liens, which engine may upon its transfer to Lessor become subject to any and all Permitted Liens) and having a fair market value, utility and remaining useful life at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred (assuming that such Engine had been maintained in accordance with this Lease). Prior to or at the time of any such conveyance, Lessee, at its own expense, will (i) furnish Lessor with a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such replacement engine, (ii) cause a Lease Supplement and Trust Supplement to be duly executed by Lessee and to be filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered as permitted by Section 8(f) of the Participation Agreement,
(iii) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 hereof with respect to such replacement engine as Lessor may reasonably request, (iv) provide the documentation required to be provided by it pursuant to Section 5.06 of the Trust Indenture, and Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee without recourse or warranty (except as to absence of Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens) all of Lessor's right, title and interest, if any, in and to (A) the Engine with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer and (B) all claims, if any, against third parties (except under any insurance policies maintained by Lessor or the Owner Participant), for damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be an Engine leased hereunder. For all purposes hereof, each such replacement engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "Engine". No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this paragraph (b) shall result in any reduction in Basic Rent.

                  (c) Application of Payments from Governmental Authorities for Requisition of Title, etc. As between Lessor and Lessee, any payments (other than insurance proceeds the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other person with respect to an Event of Loss will be applied as follows:

                                    (i) if payments are received with respect to
                  the Airframe (or the Airframe and any Engine or engines then installed thereon), (A) if such property has not been and will not be replaced pursuant to the last paragraph of Section 10(a), after reimbursement of Lessor and the Owner Participant for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to Section 10(a), shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payments remaining thereafter will be paid over to Lessee and Lessor as the respective interests of Lessee and Lessor may appear or (B) if such property has been or is being replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to, or retained by,
                  (i) Lessee if such property has been replaced, or (ii) Lessor if such property is being replaced (to be held by Lessor until such property has been replaced), and upon completion of such replacement, such payments shall be paid over to, or retained by, Lessee; and

                                    (ii) if such payments are received with
                  respect to an Engine under circumstances contemplated by
                  Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor and the Owner Participant for reasonable costs and expenses shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed, or concurrently therewith will perform, the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

                  (d) Requisition for Use of the Aircraft by the United States Government or the Government of Registry of the Aircraft(d) Requisition for Use of the Aircraft by the United

States Government or the Government of Registry of the Aircraft. In the event of the requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Term by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, Lessee shall notify Lessor of such requisition, and all of Lessee's obligations under this Lease with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred, provided that if such Airframe and Engines or engines installed thereon are not returned by such government prior to the end of the Term, Lessee shall be obligated to return the Airframe and such Engines or engines to Lessor pursuant to, and in all other respects in compliance with the provisions of, Section 5 promptly on the date of such return by such government. If Lessee shall fail by reason of such requisition to return the Airframe and such Engines or engines on or before the thirtieth day beyond the end of the Term, such failure shall constitute an Event of Loss which shall be deemed to have occurred on the last day of the Term, provided, however, that Lessor may notify Lessee in writing on or before the twentieth day following the last day of the Term that, in the event Lessee shall fail by reason of such requisition to return the Airframe and such Engines or engines on or before the thirtieth day beyond the end of the Term, such failure shall not be deemed an Event of Loss. Upon the giving of such notice and such failure to return by the thirtieth day beyond the end of the Term, Lessee shall be relieved of all of its obligations pursuant to the provisions of Section 5 (but not under any other Section), except that if any engine not owned by Lessor shall then be installed on the Airframe Lessee will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and substance satisfactory to Lessor (together with an opinion of counsel to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens) and Indenture Trustee's Liens), against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not then installed on the Airframe. All payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any Sublessee); and all payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines after the end of the Term shall be paid over to, or retained by, Lessor unless Lessee shall have exercised its purchase option hereunder, in which case such payments shall be made to Lessee.

                  (e) Requisition for Use of an Engine by the United States Government or the Government of Registry of the Aircraft. In the event of the requisition for use of an Engine (but not the Airframe) by the United States Government or any other government of registry of the Aircraft or any agency or instrumentality of any thereof (other than in the circumstances contemplated by subsection (d)), Lessee shall replace such Engine hereunder by complying (or causing any Sublessee to comply) with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect thereto, and, upon compliance with Section 10(b) hereof, any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by, Lessee.

                  (f) Application of Payments During Existence of Event of Default(f) Application of Payments During Existence of Event of Default. Any amount referred to in this Section 10 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention a Potential Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee (or such Sublessee) under this Lease and, if Lessor declares this Lease to be in default pursuant to Section 15 hereof, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Potential Default or Event of Default, such amount shall be paid to Lessee (or such Sublessee) to the extent not previously applied in accordance with the preceding sentence.

                  SECTION 11. INSURANCE. (a) Public Liability and Property Damage Insurance. (I) Except as provided in clause (II) of this Section 11(a), Lessee will carry or cause to be carried at its or any Sublessee's expense (i) aircraft public liability (including, without limitation, passenger legal liability) insurance and property damage insurance (exclusive of manufacturer's product liability insurance) with respect to the Aircraft, in an amount not less than the greater of (x) the amounts of public liability and property damage insurance from time to time applicable to passenger aircraft owned or leased by Lessee of the same type as the Aircraft which comprise Lessee's fleet and (y) $300,000,000 per occurrence and (ii) cargo liability insurance, in the case of both clause (i) and clause (ii), (A) of the type and covering the same risks as from time to time applicable to passenger aircraft owned or leased by Lessee of the same type which comprise Lessee's fleet and (B) which is maintained in effect with insurers of recognized responsibility. Any policies of insurance carried in accordance with this paragraph (a) and any policies taken out in substitution or replacement for any of such policies (A) shall name Lessor, in its individual capacity and as owner of the Aircraft, the Indenture Trustee and the Owner Participant (but without imposing on any such parties liability to pay the premiums for such insurance) (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) as additional insureds as their respective interests may appear, (B) shall provide that in respect of the respective interests of Lessor, the Indenture Trustee and the Owner Participant (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) in such policies the insurance shall not be invalidated by any action or inaction of Lessee (or, if any Sublease is then in effect, any Sublessee) and shall insure Lessor, the Indenture Trustee and the Owner Participant (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee (or, if any Sublease is then in effect, any Sublessee), (C) may provide for self-insurance to the extent permitted by Section 11(d) and (D) shall provide that if the insurers cancel such insurance for any reason whatever or if such insurance lapses for non-payment of premium or if any material change is made in such insurance which adversely affects the interest of Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), such cancellation, lapse or change shall not be effective as to Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) for thirty days (seven days in the case of war risk and allied perils coverage) after receipt by Lessor, the Indenture Trustee and the Owner Participant, respectively, of written notice by such insurers of such cancellation, lapse or change; provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable. Each liability policy (1) shall be primary without right of contribution from any other insurance which is carried by Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), (2) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, and (3) shall waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessor or the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) to the extent of any moneys due to Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease).

                  (II) During any period that the Aircraft is on the ground and not in normal passenger service operation, Lessee may carry or cause to be carried, in lieu of the insurance required by clause (I) above, insurance otherwise conforming with the provisions of said clause (I) except that (A) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to passenger aircraft owned or leased by Lessee of the same type as the Aircraft which comprise Lessee's fleet and which are on the ground and not in normal passenger service operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to passenger aircraft owned or leased by Lessee of the same type which comprise Lessee's fleet and which are on the ground and not in normal passenger service operation.

                  (b) Insurance Against Loss or Damage to the Aircraft. (I) Except as provided in clause (II) of this Section 11(b), Lessee shall maintain or cause to be maintained in effect, at its or any Sublessee's expense, with insurers of recognized responsibility, all-risk aircraft hull insurance covering the Aircraft and all-risk coverage of Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components (including, without limitation, war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance, if and to the extent the same is maintained by Lessee (or, if a Sublease is then in effect, any Sublessee) with respect to other aircraft owned or operated by Lessee (or such Sublessee) on the same routes, except that Lessee (or such Sublessee) shall maintain war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance if the Aircraft is operated on routes where the custom is for major international air carriers flying comparable routes to carry such insurance) which is of the type as from time to time applicable to passenger aircraft owned or leased by Lessee of the same type which comprise Lessee's fleet; provided, that such insurance shall at all times while the Aircraft is subject to this Lease be for an amount (subject to self-insurance to the extent permitted by Section 11(d)) not less than the Stipulated Loss Value for the Aircraft. Any policies carried in accordance with this paragraph (b) covering the Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name Lessor, as owner of the Aircraft, the Indenture Trustee and the Owner Participant (and, if any Sublease shall be in effect, Lessee in its capacity as Sublessor under the Sublease) as additional insureds, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (ii) may provide for self-insurance to the extent permitted in
Section 11(d), (iii) shall provide that (A) in the event of a loss involving proceeds in excess of $5,000,000 (or, if the Aircraft is then under a Sublease, in excess of $2,500,000), the proceeds in respect of such loss up to the amount of Stipulated Loss Value for the Aircraft shall be payable to Lessor (or, so long as the Trust Indenture shall not have been discharged, the Indenture Trustee) (except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case Lessee (or any Sublessee) shall arrange for any payment of insurance proceeds in respect of such loss to be held for the account of Lessor (or, so long as the Trust Indenture shall not have been discharged, the Indenture Trustee) whether such payment is made to Lessee (or any Sublessee) or any third party), it being understood and agreed that in the case of any payment to Lessor (or the Indenture Trustee) otherwise than in respect of an Event of Loss, Lessor (or the Indenture Trustee) shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to Lessee or its order, and (B) the entire amount of any loss involving proceeds of $5,000,000 (or, if the Aircraft is then under a Sublease, of $2,500,000) or less or the amount of any proceeds of any loss in excess of Stipulated Loss Value for the Aircraft shall be paid to Lessee or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Lessor or the Indenture

Trustee, (iv) shall provide that if the insurers cancel such insurance for any reason whatever, or if such insurance lapses for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of Lessor, the Indenture Trustee or the Owner Participant, such cancellation, lapse or change shall not be effective as to Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) for thirty days (seven days in the case of hull war risk and allied perils coverage) after receipt by Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), respectively, of written notice by such insurers of such cancellation, lapse or change, provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (v) shall provide that in respect of the respective interests of Lessor, the Indenture Trustee and the Owner Participant (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) in such policies the insurance shall not be invalidated by any action or inaction of Lessee (or, if a Sublease is then in effect, any Sublessee or sub-sublessee) and shall insure the respective interests of Lessor, the Indenture Trustee and the Owner Participant (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee (or, if a Sublease is then in effect, any Sublessee or sub-sublessee), (vi) shall be primary without any right of contribution from any other insurance which is carried by Lessor, the Owner Participant or the Indenture Trustee (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), (vii) shall waive any right of subrogation of the insurers against Lessor, the Owner Participant and the Indenture Trustee (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), and (viii) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessor, the Indenture Trustee, the Owner Participant or Lessee (or any Sublessee) to the extent of any moneys due to Lessor, the Indenture Trustee or the Owner Participant. In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Lessor shall hold any payment to it of any insurance proceeds in respect of such loss for the account of Lessee or any other third party that is entitled to receive such proceeds.

                  As between Lessor and Lessee, it is agreed that all insurance payments received from insurance carried by Lessee as the result of the occurrence of an Event of Loss will be applied as follows:

                                    (x) if such payments are received with
                  respect to the Airframe (or the Airframe and the Engines installed thereon) that has not been and will not be replaced pursuant to the last paragraph of Section 10(a), so much of such payments remaining, after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to Section 10(a) hereof shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee); or (ii) if such property has been or is being replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to, or retained by, (A) Lessee if such property has been replaced or (B) Lessor if such property is being replaced (to be held by Lessor until such property has been replaced), and upon completion of such replacement, such payments shall be paid over to, or retained by, Lessee; and

                                    (y) if such payments are received with
                  respect to an Engine under the circumstances contemplated by
                  Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided, that Lessee shall have fully performed or, concurrently therewith, will fully perform, the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

                  As between Lessor and Lessee, the insurance payments from insurance carried by Lessee for any property damage loss to the Airframe or any Engine not constituting an Event of Loss with respect thereto will be applied in payment for repairs or for replacement property in accordance with the terms of Sections 7 and 8, if not already paid for by Lessee (or any Sublessee), and any balance (or if already paid for by Lessee (or any Sublessee), all such insurance proceeds) remaining after compliance with such Sections with respect to such loss shall be paid to Lessee (or any Sublessee if directed by Lessee).

                  (II) During any period that the Aircraft is on the ground and not in normal passenger service operation, Lessee may carry or cause to be carried, in lieu of the insurance required by clause (I) above, insurance otherwise conforming with the provisions of said clause (I) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to passenger aircraft owned or leased by Lessee of the same type which comprise Lessee's fleet and which are on the ground and not in normal passenger service operation; provided, however, that Lessee shall maintain insurance against risk of loss or damage to the Aircraft in an amount at least equal to the Stipulated Loss Value of the Aircraft during such period that the Aircraft is on the ground and not in normal passenger service operation.

                  (c) Reports, etc. Lessee will furnish, or cause to be furnished, to Lessor, the Indenture Trustee, and the Owner Participant, on or before the Closing Date and on or before November 1 in each year thereafter during the Term commencing November 1, 1996, a report, signed by Rollins Hudig Hall or any other independent firm of insurance brokers reasonably acceptable to Lessor (the "Insurance Brokers" describing in reasonable detail the insurance and reinsurance then carried and maintained with respect to the Aircraft and stating the opinion of such firm that the insurance then carried and maintained with respect to the Aircraft complies with the terms hereof; provided, that all information contained in the foregoing report shall not be made available by Lessor, the Indenture Trustee or the Owner Participant to anyone except (A) to permitted transferees of Lessor's, the Owner Participant's or the Indenture Trustee's interest, and to bona fide potential transferees, who agree to hold such information confidential, (B) to Lessor's, the Owner Participant's or the Indenture Trustee's counsel or independent certified public accountants or independent insurance advisors who agree to hold such information confidential or (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation. Lessee will cause such Insurance Brokers to agree to advise Lessor, the Indenture Trustee and the Owner Participant in writing of any default in the payment of any premium and of any other act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. To the extent such agreement is reasonably obtainable, Lessee will also cause such Insurance Brokers to agree to advise Lessor, the Indenture Trustee and the Owner Participant in writing at least 30 days (seven days in the case of war risk and allied perils coverage), prior to the expiration or termination date of any insurance carried and maintained on the Aircraft pursuant to this Section 11. In the event that Lessee or any Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor or the Indenture Trustee may at its sole option provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor or the Indenture Trustee, as Supplemental Rent, for the cost thereof to Lessor or the Indenture Trustee, as the case may be, without waiver of any other rights Lessor may have.

                  (d) Self-Insurance. Lessee may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise (including, with respect to insurance maintained pursuant to Section 11(b) hereof, insuring for a maximum amount which is less than the Stipulated Loss Value of the Aircraft) in the insurance policies covering the risks required to be insured against pursuant to this Section 11 under a program applicable to all aircraft in Lessee's fleet (without discrimination in respect of the Aircraft), but in no case shall the aggregate amount of self-insurance in regard to Section 11(a) and
Section 11(b) exceed during any policy year, with respect to all of the aircraft in Lessee's fleet (including, without limitation, the Aircraft), the lesser of
(a) 50% of the largest replacement value of any single aircraft in Lessee's fleet or (b) 1-1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance. In addition, Lessee (and any Sublessee) may self-insure to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft hull or liability insurers.

                  (e) Additional Insurance by Lessor and Lessee. Lessee (and any Sublessee) may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this
Section 11; the Owner Participant either directly or through Lessor may carry for its own account at its sole cost and expense insurance with respect to its interest in the Aircraft, provided that such insurance does not prevent Lessee (or any Sublessee) from carrying the insurance required or permitted by this
Section 11 or adversely affect such insurance or the cost thereof.

                  (f) Indemnification by Government in Lieu of Insurance. Notwithstanding any provisions of this Section 11 requiring insurance, Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof (the obligations of which are supported by the full faith and credit of the United States Government) or, upon the written consent of Lessor, other government of registry of the Aircraft or any agency or instrumentality thereof, against such risk in an amount which, when added to the amount of insurance against such risk maintained by Lessee (or any Sublessee) with respect to the Aircraft (including permitted self-insurance) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11. Lessee shall provide to the Owner Participant written notice of any indemnification or insurance provided pursuant to this
Section 11(f) as soon as practicable.

                  (g) Application of Payments During Existence of an Event of Default. Any amount referred to in paragraph (b) of this Section 11 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee (or any Sublessee) under this Lease and, if a Potential Default or an Event of Default shall have occurred and be continuing, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any Potential Default or such Event of Default, such amount shall be paid to Lessee (or such Sublessee) to the extent not previously applied in accordance with the preceding sentence.

                  SECTION 12. INSPECTION. At all reasonable times, Lessor, the Owner Participant or the Indenture Trustee or their respective authorized representatives may inspect the Aircraft and inspect and make copies (at Lessor, the Owner Participant's or the Indenture Trustee's expense, as the case may be) of the books and records of Lessee relating to the maintenance of the Aircraft; any such inspection of the Aircraft shall be a visual, walk-around inspection and shall not include opening any panels, bays or the like without the express consent of Lessee; provided that no exercise of such inspection right shall interfere with the normal operation of the Aircraft by, or the business of, Lessee (or any Sublessee). Upon receipt by Lessee of a written request from the Owner Participant specifying that the Owner Participant desires to have an authorized representative observe the next scheduled major overhaul to be performed on the Aircraft, Lessee shall cooperate with the Owner Participant to enable the Owner Participant's authorized representative to observe the next scheduled major overhaul to be performed on the Aircraft; provided that Lessee shall be required to so cooperate only to the extent necessary to enable the Owner Participant's authorized representative to observe one scheduled major overhaul during each three year period of the Term and (notwithstanding the foregoing) one scheduled major overhaul during the last year of the Term; provided that the Owner Participant's authorized representative shall merely observe such major overhaul, shall not interfere with or extend in any manner the normal conduct or duration of the major overhaul and shall not be entitled to direct any of the work performed in connection with such overhaul. None of Lessor, the Owner Participant nor the Indenture Trustee shall have any duty to make any such inspection nor shall any of them incur any liability or obligation by reason of not making any such inspection.

                  SECTION 13. ASSIGNMENT. EXCEPT AS OTHERWISE PROVIDED HEREIN, LESSEE WILL NOT, WITHOUT PRIOR WRITTEN CONSENT OF LESSOR, ASSIGN ANY OF ITS RIGHTS HEREUNDER. LESSOR AGREES THAT IT WILL NOT ASSIGN OR CONVEY ITS RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE OR THE AIRCRAFT EXCEPT AS PROVIDED HEREIN, IN THE TRUST AGREEMENT OR IN THE PARTICIPATION AGREEMENT. Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

                  SECTION 14. EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

                           (a) Lessee shall not have made a payment of Basic Rent within 10 Business Days after the same shall have become due; or

                           (b) Lessee shall have failed to make a payment of Supplemental Rent after the same shall have become due and such failure shall continue for 10 Business Days after Lessee's receipt of written demand therefor by the party entitled thereto (provided that any failure to pay any amount owed by Lessee under the Tax Indemnity Agreement or any failure of Lessee to pay to Lessor or the Owner Participant any Excluded Payments shall not constitute an Event of Default unless notice is given by the Owner Participant to Lessee and the Indenture Trustee that such failure shall constitute an Event of Default); or

                           (c) Lessee shall have failed to perform or observe (or caused to be performed and observed) any other covenant or agreement (except the covenants set forth in the Tax Indemnity Agreement and in clauses (iv)(B) and (v) of the first paragraph of
         Section 5(a) hereof) to be performed or observed by it under any Operative Document, and such failure shall continue unremedied for a period of thirty days after written notice thereof by Lessor or the Indenture Trustee; provided, however, that if Lessee shall have undertaken to cure any such failure which arises under clause (ii) or clause (iii) of the first sentence of Section 7(a), or under the second sentence of Section 7(a) as it relates to maintenance, service, repair or overhaul or under Section 8 and, notwithstanding the reasonable diligence of Lessee in attempting to cure such failure, such failure is not cured within said thirty day period but is curable with future due diligence, there shall exist no Event of Default under this Section 14 so long as Lessee is proceeding with due diligence to cure such failure and the last day of the Term has not yet occurred; or

                           (d) any representation or warranty made by Lessee herein or in the Participation Agreement, the Refunding Agreement or any document or certificate furnished by Lessee in connection herewith or therewith or pursuant hereto or thereto (except the representations and warranties set forth in Section 3 of the Tax Indemnity Agreement and such documents or certificates as are furnished to the Owner Participant solely in connection with matters dealt with in the Tax Indemnity Agreement and for no other purpose and except for representations or warranties contained in the Pass Through Trust Agreement or the Underwriting Agreement (as defined in the Refunding Agreement) or any document or instrument furnished pursuant to either thereof) shall prove to have been incorrect in any material respect at the time made and such incorrectness shall not have been cured (to the extent of the adverse impact of such incorrectness on the interests of the Owner Participant, Lessor or the Certificate Holders) within thirty days after the receipt by Lessee of a written notice from Lessor or the Indenture Trustee advising Lessee of the existence of such incorrectness; or

                           (e) the commencement of an involuntary case or other proceeding in respect of Lessee under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of 90 consecutive days or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or of any substantial part of its property, or sequestering any substantial part of the property of Lessee and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or invocated for a period of 90 days after the date of entry thereof; or

                           (f) the commencement by Lessee of a voluntary case or proceeding under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for all or substantially all of its property, or the making by Lessee of any assignment for the benefit of creditors or Lessee shall take any corporate action to authorize any of the foregoing; or

                           (g) Lessee shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) insurance required to be maintained in accordance with the provisions of Section 11 hereof.

provided, however, that, notwithstanding anything to the contrary contained in this Section 14, any failure of Lessee to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of an event that constitutes an "Event of Loss" so long as Lessee is continuing to comply with all of the terms of Section 10 hereof.

                  SECTION 15. REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare by written notice to Lessee this Lease Agreement to be in default; and at any time thereafter, so long as any such outstanding Event of Default shall not have been remedied, Lessor may do one or more of the following with respect to all or any part of the Airframe and any or all of the Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; provided, however, that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 7(b) and in the possession of the United States government or an instrumentality or agency thereof Lessor shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit Lessee's control under this Lease (or any Sublessee's control under any Sublease) of any Airframe or any Engines installed thereon, unless at least 60 days' (or such lesser period as may then be applicable under the Air Mobility Command program of the United States Government) written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (and any Sublessee) with a copy addressed to the Contracting Office

Representative for the Air Mobility Command of the United States Air Force under any contract with Lessee (or any Sublessee) relating to the Aircraft:

                           (a) upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, the Airframe or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if such Airframe or Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Airframe or any Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise (and/or, at Lessor's option, store the same at Lessee's premises until disposal thereof by Lessor), all without liability accruing to Lessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise;

                           (b) sell the Aircraft at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this Section 15;

                           (c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above, Lessor, by written notice to Lessee specifying a payment date which shall be the Lease Period Date not earlier than ten days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due for Lease Periods commencing on or after the Lease Period Date specified as the payment date in such notice), any unpaid Basic Rent due on Lease Period Dates prior to the payment date so specified (including without limitation any adjustments to Basic Rent payable pursuant to Section 3(d)) plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest, if any, on such amount at the Past Due Rate from such specified payment date until the date of actual payment of such amount): (i) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Lease Period Date specified as the payment date in such notice, over the aggregate fair market rental value (computed as hereafter in this Section 15 provided) of the Aircraft for the remainder of the Term, after discounting such aggregate fair market rental value to present value as of the Lease Period Date specified as the payment date in such notice at an annual rate equal to the Base Rate plus 1%; or (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft on the Lease Period Date specified as the payment date in such notice over the fair market sales value of the Aircraft (computed as hereafter in this Section provided) as of the Lease Period Date specified as the payment date in such notice;

                           (d) in the event Lessor, pursuant to paragraph (b) above, shall have sold the Aircraft, Lessor, in lieu of exercising its rights under paragraph (c) above with respect to the Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due for Lease Periods commencing after the Lease Period Date preceding such date of sale) any unpaid Basic Rent with respect to the Aircraft due prior to such date plus the amount of any deficiency between the net proceeds of such sale (after deduction of all reasonable costs of sale) and the Stipulated Loss Value of the Aircraft, computed as of the Stipulated Loss Value Date on or immediately succeeding the date of such sale together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount; and/or

                           (e) Lessor may rescind this Lease Agreement as to the Aircraft, and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

                  For the purposes of paragraph (c) above, the "fair market rental value" or the "fair market sales value" of the Aircraft shall be the rental value or sales value, as the case may be, which would be obtained in an arm's-length transaction between an informed and willing lessee or purchaser, as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller in possession, as the case may be, in each case free of all rights of Lessee hereunder based upon the actual condition and location of the Aircraft, which value shall be determined by mutual agreement or, in the absence of mutual written agreement, pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers nominated by Lessor, and Lessor shall promptly notify Lessee of such nomination. Unless Lessee shall have objected in writing within ten days after its receipt of Lessor's notice, Lessor's nomination shall be conclusive and binding. If Lessee shall object, however, Lessor and Lessee shall endeavor, within ten days after such objection is made, to select a mutually acceptable appraiser; provided, that if Lessee shall not so endeavor to make such selection, Lessor's nomination referred to in the preceding sentence hereof shall be conclusive and binding. If Lessor and Lessee fail to reach agreement (except for the reason referred to in the proviso in the preceding sentence), or if any appraiser selected fails to act for any reason, then the question shall be determined by an appraisal (applying the definitions of "fair market rental value" and "fair market sales value" as set forth above based upon the actual condition of the Aircraft) mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within twenty Business Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such twenty-day period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may request such appointment by the then President of the Association of the Bar of the City of New York (or any successor organization thereto) or, in his absence, failure, refusal or inability to act, then either Lessor or Lessee may apply to the American Arbitration Association (or any successor organization thereto) in New York, New York for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within twenty Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto. If no determination is more disparate from the average of all three determinations than each of the other determinations, then such average shall be final and binding upon the parties thereto. The cost of such appraisal or appointment shall be borne by Lessee.

                  In addition, Lessee shall be liable, except as otherwise provided above without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all reasonable and actual legal fees and other costs and expenses (including fees of the appraisers hereinabove referred to) incurred by Lessor, the Indenture Trustee and the Owner Participant by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including those incurred in connection with the return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section.

                  At any sale of the Aircraft or any part thereof pursuant to this Section 15, Lessor (or the Indenture Trustee or the Owner Participant) may bid for and purchase such property. Lessor agrees to give Lessee at least 15 days' written notice of the date fixed for any public sale of any Airframe or Engine or of the date on or after which will occur the execution of any contract providing for any private sale and any such public sale shall be conducted in general so as to afford Lessee (and any Sublessee) a reasonable opportunity to bid, provided, however, that Lessee shall not be entitled to purchase the Aircraft so long as any Event of Default is continuing hereunder. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by lessor of any or all of such other remedies. No waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

                  SECTION 16. LESSEE'S COOPERATION CONCERNING CERTAIN MATTERS. Forthwith upon the execution and delivery of each Lease Supplement and Trust Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Lease, to the Trust Indenture or to the Trust Agreement, Lessee will cause such Lease Supplement, Trust Supplement or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee will promptly and duly execute and deliver to Lessor such further documents and take such further action as Lessor or the Indenture Trustee may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and the Indenture Trustee hereunder, including, without limitation, if requested by Lessor or the Indenture Trustee, at the expense of Lessee, the execution and delivery of supplements or amendments hereto or to the Trust Indenture, each in recordable form, subjecting to this Lease and the Trust Indenture, any airframe or engine substituted for the Airframe or any Engine pursuant to the terms thereof and the recording or filing of counterparts thereof, in accordance with the laws of such jurisdictions as Lessor or the Indenture Trustee may from time to time deem advisable. Lessee will promptly provide the Owner Participant, Lessor and the Indenture Trustee with such financial information concerning Lessee or its parent corporation as is provided from time to time to shareholders of Lessee's parent corporation. Commencing in 1997, Lessee will deliver to Lessor, the Owner Participant and the Indenture Trustee (i) on or before April 30 of each year during the Term, commencing with April 30, 1997, a certificate of Lessee, signed by the President, a Vice President or the Chief Financial Officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Lease and the signer does not have actual knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Potential Default or an Event of Default or of an event which with the giving of notice or lapse of time or both would become an Event of Default under clauses (c) or (d) of
Section 14 hereof other than a failure to maintain the Aircraft in accordance with Section 7 or Section 8 hereof which does not materially impair the value of the Aircraft or a failure to maintain insurance in accordance with Section 11 hereof, (ii) within 60 days after the end of each of the first three quarterly periods of each fiscal year of Lessee, a consolidated balance sheet of Lessee and its consolidated subsidiaries prepared by it as of the close of such period, together with the related consolidated statements of income and of surplus for such period, (iii) within 120 days after the close of such fiscal year, a consolidated balance sheet of Lessee and its consolidated subsidiaries prepared by it as of the close of such fiscal year, together with the related consolidated statements of income and surplus for such fiscal year, as certified by independent public accountants, including their certificate and accompanying comment, and (iv) promptly after filing with the Securities and Exchange Commission, copies of Lessee's annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Lessee agrees that if the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer or Assistant Treasurer of Lessee has actual knowledge of the existence of a Potential Default or an event which with the giving of notice or lapse of time or both would become an Event of Default under clauses (c) or (d) of Section 14 hereof other than a failure to maintain the Aircraft in accordance with Section 7 or Section 8 hereof which does not materially impair the value of the Aircraft or a failure to maintain insurance in accordance with Section 11 hereof, then Lessee shall promptly give to Lessor, the Owner Participant and the Indenture Trustee notice thereof and such other information relating thereto as Lessor, the Owner Participant or the Indenture Trustee shall reasonably request. Lessee agrees that if an officer of Lessee has knowledge of the existence of an Event of Default, Lessee shall promptly give notice thereof to Lessor and the Indenture Trustee.

                  SECTION 17. NOTICES. All notices required under the terms and provisions hereof shall be by telecopy or other telecommunication means (with such telecopy or other telecommunication means to be continued in writing), or if such notice is impracticable, by registered, first-class airmail, with postage prepaid, or by personal delivery of written notice and any such notice shall become effective when received, addressed:

                                    (i) if to Lessee, for U.S. mail at 5101
                  Northwest Drive (A4010), St. Paul, Minnesota 55111-3034, and for overnight courier at 2700 Lone Oak Parkway (A4010), Eagan, Minnesota 55121, Attention: Senior Vice President-Finance and Treasurer (Telecopy No. (612) 726-0665), or to such other address or telecopy number as Lessee shall from time to time designate in writing to Lessor,

                                    (ii) if to Lessor, at 79 South Main Street,
                  Salt Lake City, Utah 84111, Attention: Corporate Trust Department (Telecopy No. (801) 246-5053), or to such other address or telecopy number as Lessor shall from time to time designate in writing to Lessee, and

                                    (iii) if to the Indenture Trustee or the
                  Owner Participant, addressed to the Indenture Trustee or the Owner Participant at such address or telecopy number as the Indenture Trustee or the Owner Participant shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to the Indenture Trustee or the Owner Participant at its address or telecopy number set forth on the signature pages of the Refunding Agreement.

                  SECTION 18. NO SET-OFF, COUNTERCLAIM, ETC. This Lease is a net lease. All Rent shall be paid by Lessee to Lessor in funds of the type specified in Section 3(f). Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, in its individual capacity or as Owner Trustee under the Trust Agreement, the Indenture Trustee (in its individual capacity or as Indenture Trustee), the Owner Participant, or anyone else for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including, without limitation, any breach by Lessor or the Owner Participant of their respective warranties, agreements or covenants contained in any of the Operative Documents,
(ii) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in or prohibition of the use or possession thereof by Lessee (or any Sublessee) for any reason whatsoever, including, without limitation, any such interruption, cessation or prohibition resulting from the act of any government authority, (iii) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against Lessee (or any Sublessee) or any other person, or (iv) any other circumstance, happening, or event whatsoever, whether or not unforeseen or similar to any of the foregoing. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees without limitation of the other rights or remedies of Lessor hereunder to pay to Lessor an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof.

                  SECTION 19. RENEWAL OPTION; PURCHASE OPTION; VALUATION; SPECIAL PURCHASE OPTION. (a) Renewal Option. (1) Fair Market Renewal Term. Not less than 120 days before the end of the Basic Term or any Renewal Term for the Aircraft, Lessee may deliver to Lessor a written notice irrevocably electing to renew this Lease for a Renewal Term specified in such notice of not less than one year and not more than three years and for a period of months divisible by six for a Basic Rent equal to the "fair market rental value" of the Aircraft for such period (any such renewal term, a "FAIR MARKET RENEWAL TERM").

                  (2) Fixed Renewal Term. Not less than 120 days before the end of the Basic Term, Lessee may deliver to Lessor a written notice irrevocably electing to renew this Lease for a single term having a duration and at a Basic Rent as determined below (any such renewal term, a "FIXED RENEWAL TERM"). At least 270 days before the end of the Basic Term Lessee shall, as a condition to its exercise of the option set forth in this Section l9(a)(2), notify Lessor of its demand for an appraisal pursuant to the appraisal procedures of Section l9(c). The appraisers so appointed shall determine, as evidenced by an appraisal reasonably satisfactory to the Owner Participant's counsel the total useful life, the remaining useful life and the future residual value of the Aircraft on the expiration date for the Fixed Renewal Term as may be set by reason of the maximum period therefor in accordance with the constraints set forth in the following sentence. The duration of the Fixed Renewal Term shall be a period specified by Lessee before the end of the Basic Term which is not more than the lesser of (y) two years and (x) that period of time (i) which would cause the Term, after giving effect to such Fixed Renewal Term, to be equal to 80% of the total useful life of the Aircraft as determined by the appraisers and (ii) at the expiration of which the residual value of the Aircraft, as estimated by the appraisers, would be at least equal to 20% of Lessor's Cost (without taking into account inflation or deflation during the Term).

                  (3) If no written notice is delivered by Lessee to Lessor pursuant to Section l9(a)(1) or l9(a)(2) on or before the day specified therefor, Lessee shall be deemed to have waived any right to renew this Lease.

                  (4) At the end of the Basic Term or any Renewal Term, if Lessee has elected to renew this Lease as aforesaid, and provided that there shall not then have occurred and be continuing a Potential Default or an Event of Default and that all necessary governmental authorizations and approvals shall have been received and that Basic Rent for the Renewal Term has already been determined as above provided, this Lease shall continue in full force and effect during the Renewal Term, except that (x) Lessee shall pay Lessor Basic Rent for the Aircraft during the Renewal Term in an amount equal, in the case of a Fair

Market Renewal Term, to the "fair market rental value" thereof for the Renewal Term determined in accordance with Section l9(c), and equal, in the case of a Fixed Renewal Term, to 50% of the average Basic Rent during the Basic Term (such average being determined as the total of all payments of Basic Rent during the Basic Term divided by 50), which Basic Rent shall be payable in semi-annual installments in arrears, each such installment being due and payable on each Lease Period Date occurring during the Renewal Term, commencing with the Lease Period Date immediately following the commencement of the Renewal Term and (y) the Stipulated Loss Value schedule applicable during the Renewal Term shall be determined separately for each Renewal Term by the Owner Participant in good faith to reflect Stipulated Loss Values in accordance with the following sentence. Stipulated Loss Values during a Renewal Term shall on the date on which such Renewal Term begins be equal to the fair market sales value of the Aircraft as of such date, determined in accordance with provisions of this Section l9(a)(4) and Section l9(c) hereof, and shall decline ratably on a monthly basis to the fair market sales value of the Aircraft as of the last day of such Renewal Term, determined in accordance with the provisions of this Section l9(a)(4) and Section l9(c) hereof.

                  (b) Purchase Options. (1) At the expiration of the Basic Term, Lessee shall have the option, upon at least 120 days' irrevocable prior notice to Lessor, to purchase the Aircraft on the last Business Day of the Basic Term, for a purchase price equal to the "fair market sales value" of the Aircraft computed as of thirty days prior to such date in accordance with the procedures of Section l9(c) hereof. Upon such payment in full and payment of any other amounts then due hereunder (including costs or expenses of the Owner Participant in connection with such purchase), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest in and to the Aircraft and, if the Aircraft has not been released from the Lien of the Trust Indenture, exercise such rights as it has to cause the Aircraft to be released from the Lien thereof.

                  (2) At the expiration of any Renewal Term, Lessee shall have the option, upon at least 120 days' irrevocable prior notice to Lessor, to purchase the Aircraft on the last Business Day of such Renewal Term for a purchase price equal to the fair market sales value of the Aircraft, computed as of thirty days prior to such date in accordance with the procedures of Section 19(c) hereof. Upon such payment in full and payment of any other amounts then due hereunder (including the costs or expenses of the Owner Participant and Lessor, if any, in connection with such purchase), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens) all of the Lessor's right, title and interest in and to the Aircraft and, if the Aircraft has not been released from the Lien of the Trust Indenture, exercise such rights as it has to cause the Aircraft to be released from the Lien thereof.

                  (c) Valuation. At any time not earlier than 365 days prior to the date on which Lessee may purchase the Aircraft pursuant to Section 9(b) or Section l9(b) hereof or renew this Lease pursuant to Section l9(a) hereof, Lessee may deliver to Lessor a revocable notice of its intent to exercise its renewal option or purchase option. For all purposes of this Section 19, including the appraisal referred to in this Section l9(c), in determining "fair market rental value" or "fair market sales value", the Aircraft shall be valued (i) as if in the condition and otherwise in compliance with the terms of Section 5 upon a return of the Aircraft to the United States and as if it had been maintained by Lessee at all times in accordance with Section 7(a)(I) during periods when no Sublease was in effect,
(ii) on the basis of the value which would obtain in an arm's-length transaction between an informed and willing buyer-user or lessee (other than a lessee or an Affiliate of a lessee currently in possession or a used equipment scrap dealer) under no compulsion to buy or lease and an informed and willing seller or lessor unaffiliated with such buyer-user and under no compulsion to sell or lease and disregarding the purchase and renewal options of Lessee provided in this Lease, and (iii) in the case of such valuation for determining "fair market rental value", assuming such lessee would have substantially the same obligations during the Fair Market Renewal Term as provided hereunder including without limitation the obligations of Lessee to carry and maintain the insurance required by Section 11 hereof and to make certain payments with reference to Stipulated Loss Value during the applicable Fair Market Renewal Term. Upon receipt of such notice Lessor and Lessee shall confer in good faith with a view to reaching agreement on the "fair market rental value" or "fair market sales value" of the Aircraft. If the parties have not so agreed by 210 days prior to the end of the Basic Term or the Renewal Term in question (or by 210 days prior to the Termination Date, in the case of Section 9(b)), then the question shall be determined by an appraisal mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within twenty Business Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such twenty-day period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may request such appointment by the then President of the Association of the Bar of the City of New York (or any successor organization thereto) or, in his absence, failure, refusal or inability to act, then either Lessor or Lessee may apply to the American Arbitration Association (or any successor organization thereto) in New York, New York for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within twenty Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto. If no determination is more disparate from the average of all three determinations than each of the other determinations, then such average shall be final and binding upon the parties thereto. Lessee and Lessor shall share equally all expenses relating to such appraisal procedure, provided, if Lessee elects not to renew this Lease or purchase the Aircraft following such appraisal or elects to purchase the Aircraft pursuant to Section l9(b), Lessee shall pay all expenses of such appraisal.

                  (d) Special Purchase Option. On March 15, 2011 (or, if March 15, 2011 is not a Business Day, the Business Day immediately succeeding March 15, 2011), Lessee shall have the option, upon at least 120 days' irrevocable prior notice to Lessor and, if any Secured Certificates are then outstanding, the Indenture Trustee, to purchase the Aircraft on such date for a purchase price equal to 61.98% of Lessor's Cost. In addition, if on such date there shall be any Secured Certificates outstanding, Lessee shall have the option to assume, pursuant to Section 8(x) of the Participation Agreement and Section 2.13 of the Trust Indenture, all of the obligations of Lessor under the Trust Indenture. If such assumption is made, Lessee shall pay Lessor a purchase price equal to 61.98% of Lessor's Cost minus an amount equal to principal of and accrued but unpaid interest on any Secured Certificates outstanding on such date. Upon such payment in full and payment of any other amounts then due hereunder (including costs or expenses of the Owner Participant in connection with such purchase, any installments of Basic Rent due prior to such date and, if Basic Rent is payable in arrears on such date as indicated on Exhibit B, on such date (but not any installment of Basic Rent due on such date if Basic Rent is payable in advance on such date), all unpaid Supplemental Rent due on or prior to such date, including, if Lessee has not elected to make such assumption, the amount of Make-Whole Amount, if any, which is payable on the Secured Certificates on such date), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest in and to the Aircraft and under the Trust Indenture and, unless there shall be any Secured Certificates outstanding after such payment, exercise such rights as it has to cause the Aircraft to be released from the Lien of the Trust Indenture.

                  SECTION 20. SECURITY FOR LESSOR'S OBLIGATION TO HOLDERS OF SECURED CERTIFICATES. In order to secure the indebtedness evidenced by the Secured Certificates, Lessor has agreed in the Trust Indenture, among other things, to assign to the Indenture Trustee this Lease, the Lease Supplements and any amendments to this Lease and to grant a mortgage and security interest in the Aircraft in favor of the Indenture Trustee for security purposes only, subject to the reservations and conditions therein set forth. To the extent, if any, that this Lease, the Lease Supplements and any amendments to this Lease constitute chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease, the Lease Supplements and any amendments to this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee under the Trust Indenture on the signature page thereof. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease pursuant to the terms of the Trust Indenture. Lessee agrees to pay directly to the Indenture Trustee (or, after receipt by Lessee of notice from the Indenture Trustee of the discharge of the Trust Indenture, to Lessor), all amounts of Rent due or to become due hereunder and assigned to the Indenture Trustee and Lessee agrees that the Indenture Trustee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, the circumstances set forth in clauses (i) through (iv) of Section 18 hereof. Notwithstanding the foregoing assignment of this Lease, the obligations of Lessor to Lessee to perform the terms and conditions of this Lease shall remain in full force and effect.

                  SECTION 21. LESSOR'S RIGHT TO PERFORM FOR LESSEE. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then (but in each case, except in the case of failure to pay Rent or in the case of failure to maintain insurance as required hereunder, no earlier than the fifteenth day after the occurrence of such failure, whether or not it shall yet constitute an Event of Default hereunder) Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

                  SECTION 22. INVESTMENT OF SECURITY FUNDS; LIABILITY OF LESSOR LIMITED. (a) Investment of Security Funds (a) Investment of Security Funds. Any moneys held by Lessor as security hereunder for future payments to Lessee shall, until paid to Lessee, be invested by Lessor or, if the Trust Indenture shall not have been discharged, by the Indenture Trustee, as the case may be, as Lessee may from time to time direct in writing (and in absence of a written direction by Lessee, there shall be no obligation to invest such moneys) in (i) direct obligations of the United States of America and agencies guaranteed by the United States government having a final maturity of ninety (90) days or less from date of purchase thereof; (ii) certificates of deposit issued by, bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody's Investors Service, Inc. ("MOODY'S") or AA or better by Standard & Poor's Corporation ("S&P") and having a final maturity of ninety (90) days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by S&P or P1 by Moody's and having a final maturity of ninety (90) days or less from the date of purchase thereof; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank's capital and surplus. There shall be promptly remitted to Lessee or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Potential Default or an Event of Default shall have occurred and be continuing. Lessee shall be responsible for any net loss realized as a result of any such investment and shall reimburse Lessor (or the Indenture Trustee, as the case may be) therefor on demand.

                  (b) Liability of Lessor Limited(b) Liability of Lessor Limited. It is expressly agreed and understood that all representations, warranties and undertakings of Lessor hereunder shall be binding upon Lessor only in its capacity as trustee under the Trust Agreement, and the institution acting as Lessor shall not be liable in its individual capacity for any breach thereof except for its gross negligence or willful misconduct or for breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

                  SECTION 23. SERVICE OF PROCESS. Lessor and Lessee each hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Lease, the subject matter hereof or any of the transactions contemplated hereby brought by Lessor, Lessee, the Indenture Trustee or the Owner Participant or their successors or assigns.

                  SECTION 24. MISCELLANEOUS. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provisions hereof prohibited or unenforceable in any respect. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. Except as provided in Section 8(u) of the Participation Agreement, neither Lessee nor any affiliate of Lessee will file any tax returns in a manner inconsistent with the foregoing fact or with Lessor's ownership of the Aircraft. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. THIS LEASE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The covenants and agreements of Lessee set forth in this Lease and Lessee's obligations hereunder shall survive the expiration or other termination of this Lease to the extent required for full performance and satisfaction thereof.

                  SECTION 25. SUCCESSOR TRUSTEE. Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft for all purposes hereof without the necessity of any consent or approval by Lessee (subject to Section 10 of the Participation Agreement) and without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement, but such right may be exercised repeatedly as long as this Lease shall be in effect.

                  SECTION 26. COVENANT OF QUIET ENJOYMENT. So long as no Event of Default shall have occurred and be continuing and notwithstanding any default by Lessor, the Owner Participant or the Indenture Trustee under the Participation Agreement, the Trust Agreement, the Refunding Agreement or the Trust Indenture, Lessor shall not interfere with Lessee's continued possession, use and operation of, the Aircraft during the Term of this Lease (it being understood that the foregoing shall not be deemed to have modified in any respect the obligations of Lessee pursuant to Section 20 hereof, which obligations are absolute and unconditional), and this Lease shall not be terminated except as expressly provided herein.

                  SECTION 27. APPLICABILITY OF AMENDMENTS. The amendments to the Original Lease effected by this Amended and Restated Lease Agreement are applicable on and after the Closing Date.

                  IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed on the day and year first above written.

                                  FIRST SECURITY BANK OF UTAH,
                                  NATIONAL ASSOCIATION,
                                    not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee,
                                       Lessor

                                       By: _______________________________
                                       Title:

                                       NORTHWEST AIRLINES, INC.,
                                            Lessee

                                       By: _______________________________
                                       Title:

                  Receipt of this original counterpart of the foregoing Lease is hereby acknowledged on the _____ day of June, 1996.

                                       STATE STREET BANK AND TRUST COMPANY,
                                               Indenture Trustee

                                       By: _______________________________
                                       Title:


                                -Signature Page-

                                                                   EXHIBIT A
                                                                       TO
                                                                LEASE AGREEMENT
                                                                  [NW 1989 B]







                              LEASE SUPPLEMENT NO.
                                   [NW 1989 B]

                  LEASE SUPPLEMENT NO. _ , dated __________, 19__, between First Security Bank of Utah, National Association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement [NW 1989 B], dated as of March 15, 1989, between [____________________], as Owner Participant, and The First National Bank of Boston as predecessor to such Owner Trustee (such Owner Trustee, in its capacity as such Owner Trustee, being herein called "LESSOR"), and NORTHWEST AIRLINES, INC. ("LESSEE").

                  Lessor and Lessee have heretofore entered into that certain Amended and Restated Lease Agreement [NW 1989 B], dated as of June __, 1996, relating to one Boeing 747-451 aircraft (herein called the "LEASE", and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery from time to time of Lease Supplements for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

                  (1)The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement, together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

                  (2)The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease Agreement, attached and made a part of Lease Supplement No. 1 dated _______, 199_ to the Lease Agreement, has been recorded by the Federal Aviation Administration _______, 1989, as one document and assigned Conveyance No. ________.

                  NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

                  1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Boeing 747-451 aircraft (the "AIRCRAFT" ), which Aircraft as of the date hereof consists of the following components:

                           (i) Airframe: FAA Registration No. _______;
manufacturer's serial no. _____; and

- ---------------------
(1) This language for Lease Supplement No. 1.
(2) This language for other Lease Supplements.

                           (ii) Engines: four (4) Pratt & Whitney Model PW4056
engines bearing, respectively, manufacturer's serial nos. P_______, P_______, P_______ and P_______ (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

                  2. The Delivery Date of the Aircraft was March 16, 1989. Except as otherwise provided in the Lease, the Term for the Aircraft shall commence on the Delivery Date and end on September 15, 2014.

                  3. Lessee hereby confirms its agreement to pay Lessor Basic Rent for the Aircraft throughout the Term therefor in accordance with Section 3 of the Lease.

                  4. Lessee hereby confirms to Lessor that Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Aircraft against The Boeing Company, or any subcontractor or supplier of The Boeing Company, under the Purchase Agreement or otherwise.

                  5. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

                  6. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page hereof.


                               EXHIBIT A - PAGE 2

                  IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written.

                                       FIRST SECURITY BANK OF UTAH,
                                       NATIONAL ASSOCIATION,
                                         not in its Individual Capacity,
                                         but solely as Owner Trustee,
                                                                 Lessor

                                       By: _______________________________
                                           Title:

                                       NORTHWEST AIRLINES, INC.,
                                                         Lessee

                                       By: _______________________________
                                           Title:

                  (3)Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this ___th day of ___________, 19__.

                                       STATE STREET BANK AND TRUST
                                       COMPANY,
                                                          Indenture Trustee

                                       By: _______________________________
                                           Title:



- ----------------
(3) This language contained in the original counterpart only.

                                                                    EXHIBIT B
                                                                       TO
                                                                 LEASE AGREEMENT
                                                                   [NW 1989 B]

                              BASIC RENT SCHEDULE

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

COMMENCEMENT DATE                    EXCESS AMOUNT (PERCENTAGE OF LESSOR'S COST)
- -----------------                    -------------------------------------------
                                                       Basic Rent
      Lease                                         (Percentage of
   Period Date                                       Lessor's Cost)
- -----------------                           -------------------------------



- ---------------------------------------------------------------------------



- ---------------------------------------------------------------------------



- ---------------------------------------------------------------------------



- ---------------------------------------------------------------------------



- ---------------------------------------------------------------------------

                                                       Basic Rent
      Lease                                         (Percentage of
   Period Date                                       Lessor's Cost)
- -----------------                           -------------------------------



- ---------------------------------------------------------------------------



- ---------------------------------------------------------------------------



- ---------------------------------------------------------------------------



- ---------------------------------------------------------------------------


* Denotes payment in arrears from preceding Lease Period Date (or Commencement Date in the case of the first Lease Period) to specified Lease Period Date.

** Denotes payment in advance from specified Lease Period Date to succeeding Lease Period Date.

                               EXHIBIT B - PAGE 2

                                                                    EXHIBIT C
                                                                       TO
                                                                 LEASE AGREEMENT
                                                                   [NW 1989 B]

                         STIPULATED LOSS VALUE SCHEDULE

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

                                                             Stipulated
           Stipulated                                        Loss Value
        Loss Value Date                                      Percentage
- -----------------------------                         -------------------------



- -------------------------------------------------------------------------------



- -------------------------------------------------------------------------------



- -------------------------------------------------------------------------------



- -------------------------------------------------------------------------------



- -------------------------------------------------------------------------------



- -------------------------------------------------------------------------------

                                                                  EXHIBIT D
                                                                     TO
                                                               LEASE AGREEMENT
                                                                 [NW 1989 B]

                                                             Stipulated
           Stipulated                                        Loss Value
        Loss Value Date                                      Percentage
- -----------------------------                         -------------------------



- -------------------------------------------------------------------------------



- -------------------------------------------------------------------------------


                               EXHIBIT C - PAGE 2

                                                                    EXHIBIT D
                                                                       TO
                                                                 LEASE AGREEMENT
                                                                   [NW 1989 B]

                           TERMINATION VALUE SCHEDULE

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

          Termination                                       Termination
           Value Date                                     Value Percentage
- -------------------------------                  -------------------------------



- --------------------------------------------------------------------------------



- --------------------------------------------------------------------------------



- --------------------------------------------------------------------------------



- --------------------------------------------------------------------------------



- --------------------------------------------------------------------------------



- --------------------------------------------------------------------------------

          Termination                                       Termination
           Value Date                                     Value Percentage
- -------------------------------                  -------------------------------



- --------------------------------------------------------------------------------



- --------------------------------------------------------------------------------

                               EXHIBIT D - PAGE 2

                                                                       EXHIBIT E

                        SCHEDULE OF PERMITTED SUBLESSEES

AER LINGUS IRISH
AEROLINEAS ARGENTINAS
AEROMEXICO, AERONAVES DE MEXICO
AIR AFRIQUE
AIR CANADA
AIR EUROPA
AIR EUROPE
AIR 2000
AIR FRANCE
AIR NEW ZEALAND
ALITALIA - LINEE AEREE ITALIANE
AUSTRIAN AIRLINES
BRITISH AIRWAYS
CANADIAN AIRLINES INTERNATIONAL LTD.
CARGOLUX
CHINA AIRLINES
DEUTSCHE LUFTHANSA AKTIENGESELLSCHAFT
FINNAIR
THE FLYING TIGER LINE INC.
GARUDA
IBERIA - LINEAS AEREAS DE ESPANA
JAPAN AIR LINES
JAPAN AIR SYSTEM
KONINKLIJKE LUCHTVAART MAATSCHAPPIJ NV. (KLM)
KOREAN AIR LINES
LUXAIR
NORDAIR
OLYMPIC AIRWAYS SA
PHILIPPINE AIR LINES
QANTAS AIRWAYS LIMITED
SWISS AIR TRANSPORT COMPANY LTD.
THAI AIRWAYS INTERNATIONAL LTD.
UNION DE TRANSPORTES AERIENS
VARIG S.A.
SINGAPORE AIRLINES
AIR PORTUGAL - TAP
ALL NIPPON AIRWAYS
ANSETT AIRLINES OF AUSTRALIA
BRITANNIA AIRWAYS
CAAC - CIVIL AVIATION ADMINISTRATION OF CHINA

CATHAY PACIFIC AIRWAYS
CONDOR FLUGDIENST
DAN-AIR SERVICES
ICELANDAIR
MONARCH AIRLINES
SABENA
SCANDINAVIAN AIRLINES SYSTEM - SAS
TRANS-AUSTRALIA AIRLINES - TAA
TRANSBRASIL
VASP
MEXICANA AIRLINES
ORION AIR
BWIA INTERNATIONAL
LAN - CHILE
AIRBORNE EXPRESS
FEDERAL EXPRESS
PUROLATOR
UNITED PARCEL SERVICE

                               EXHIBIT E - PAGE 2